                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                               U S WEST, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              STEPHEN E. BRILZ
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                     [LOGO]

                             7800 East Orchard Road
                           Englewood, Colorado 80111

                            NOTICE OF ANNUAL MEETING

    The Annual Meeting of Shareholders of U S WEST, Inc. ("U S WEST") will be held at the Peter Kiewit Conference Center in Omaha, Nebraska, on Friday, May 6, 1994, at 10:00 a.m., for the following purposes:

        1. To elect one Director in Class II and five Directors in Class III (see page 4);

        2.  To ratify the appointment of auditors (see page 5);

        3. To approve the U S WEST 1994 Stock Plan, the U S WEST Executive Long-Term Incentive Plan, and the U S WEST Executive Short-Term Incentive Plan (see page 6); and

        4. To act upon such other matters as may properly come before the Annual Meeting, including shareholder proposals (see page 11).

    Shareholders of record at the close of business on March 17, 1994 will be entitled to vote at the Annual Meeting or any postponements or adjournments thereof.

                                          By Order of the Board of Directors
                                          CHARLES P. RUSS, III
                                          Executive Vice President,
                                          General Counsel and Secretary

March 17, 1994

                     EACH SHAREHOLDER'S VOTE IS IMPORTANT.
      PLEASE DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.
- --------------------------------------------------------------------------------

                                    U S WEST
                               Executive Offices
                             7800 East Orchard Road
                           Englewood, Colorado 80111

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy/voting instruction card ("proxy card") are first being mailed on March 17, 1994 to holders of common stock in connection with the solicitation of proxies by the Board of Directors of U S WEST. Shares can be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person.

    EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING. If a shareholder attends and votes by ballot at the Annual Meeting, that vote will cancel any proxy vote previously given. Additionally, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving a valid proxy bearing a later date.

    When proxy cards are returned properly signed, the shares represented will be voted in accordance with the shareholder's directions. Votes will be tallied by Boston Financial Data Services, Inc., U S WEST's transfer agent. If a proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. No shareholder's vote will be disclosed except to the extent necessary to meet legal requirements.

    For participants in the U S WEST Shareowner Investment Plan, the proxy card will cover the number of full shares in the plan account, as well as shares registered in the participant's name. For participants in the U S WEST Payroll Stock Ownership Plan ("PAYSOP") or the U S WEST Savings Plan/ESOP ("SP/E"), the proxy card will also serve as a voting instruction card for the trustees of those plans with respect to the shares held in the participants' accounts. Shares held in the SP/E for which proxy cards are not returned (as well as shares held in the suspense account under the plan) will be voted in the same proportion as the shares for which signed proxy cards are returned. Shares held in the PAYSOP cannot be voted unless a proxy card covering those shares is signed and returned.

    On December 31, 1993, there were 441,139,829 common shares outstanding and approximately 836,328 record holders of such shares. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting. Shareholders representing a majority of the common shares outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting.

    IF A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, THE APPROPRIATE BOX ON THE PROXY CARD SHOULD BE MARKED AND THE CARD RETURNED PROMPTLY. Shareholders of record who do not have admission tickets will be admitted upon verification of ownership at the shareholders' admission counter. Beneficial owners can obtain tickets at the shareholders' admission counter by presenting evidence of holdings such as a bank or brokerage firm account statement.

    A shareholder receiving more than one copy of U S WEST's Annual Report to Shareholders may stop mailing of the duplicate copies by marking the designated box on the proxy card for the accounts selected. This helps reduce the expense of printing and mailing duplicate materials but will not affect the mailing of dividend checks, special notices, proxy materials and dividend reinvestment statements.

BOARD OF DIRECTORS

MEETINGS

    Regular meetings of the Board of Directors are held six times during the year and special meetings are scheduled when required. The Board held fifteen meetings in 1993. No incumbent Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and all Committees of the Board on which such Director served, except for Mr. Cheney, who attended 71 percent of such meetings. Mr. Cheney attended 91% of all regularly scheduled meetings of the Board and Committees on which he served. Directors meet their responsibilities not only by attending Board and Committee meetings but also through communication with members of management on matters affecting U S WEST.

COMMITTEES

    The Board has established the following Committees to assist it in meeting its responsibilities.

AUDIT COMMITTEE

    The Audit Committee, which held three meetings in 1993, consists of Messrs. Ryland (Chairman), Dove and Popoff, Ms. Gates, and Ms. Diaz-Oliver. The Audit Committee's purpose is to oversee U S WEST's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. U S WEST's internal auditors and its independent certified public accountants periodically meet with the Audit Committee and always have unrestricted direct access to the Audit Committee members.

BOARD AFFAIRS COMMITTEE

    The Board Affairs Committee serves as a nominating committee for the full Board of Directors and in addition makes recommendations regarding the compensation of Directors and the composition of Board committees. The Board Affairs Committee held two meetings in 1993. This committee, which consists of Messrs. Grieve (Chairman), Cheney, Jacobson, and Popoff, Ms. Diaz-Oliver, and Ms. Hufstedler, will consider candidates for the Board of Directors recommended by shareholders if the names and qualifications of such candidates are submitted in writing to the Secretary of U S WEST, 7800 East Orchard Road, Suite 200, Englewood, Colorado 80111.

CORPORATE DEVELOPMENT AND FINANCE COMMITTEE

    The Corporate Development and Finance Committee held four meetings in 1993. This committee consists of Messrs. Jacobson (Chairman), Cheney, Gilmour, Grieve, Williams and Yankelovich and Ms. Hufstedler. This committee is responsible for receiving and evaluating Company growth strategies and financing for the Company's operations.

HUMAN RESOURCES COMMITTEE

    The Human Resources Committee held seven meetings in 1993. This committee consists of Messrs. Dove (Chairman), Ryland and Popoff, Ms. Gates, and Ms. Diaz-Oliver. The purpose of the Human Resources Committee is to assure the appropriateness of the compensation and benefits of the executive officers of U S WEST and its subsidiaries and to provide for the orderly succession of management.

PUBLIC POLICY COMMITTEE

    The Public Policy Committee is responsible for reviewing public policy issues generally. The Public Policy Committee held eight meetings in 1993, and consists of Ms. Hufstedler (Chairwoman) and Messrs. Dove, Gilmour, Jacobson, Williams and Yankelovich.

TRUST INVESTMENT COMMITTEE

    The Trust Investment Committee is responsible for overseeing the administration of the Company's trust funds for the benefit of the fund beneficiaries. This committee held three meetings in 1993, and consists of Messrs. Yankelovich (Chairman) and Gilmour, and Ms. Gates.

COMPENSATION OF DIRECTORS

    Directors who are not employees receive an annual retainer of $30,000 and a fee of $1,200 for each Board or Committee meeting attended. In the case of multi-day meetings, non-employee Directors receive a fee of $1,200 per day. Committee chairs for the Audit, Human Resources and Corporate Development and Finance Committees receive an additional annual retainer of $4,500. Committee chairs for the Public Policy Committee and the Trust Investment Committee receive an annual retainer of $3,500, and the Board Affairs Committee Chair receives an annual retainer of $2,500. Directors may elect to defer the receipt of all or a part of their fees and retainers. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter. Directors who are employees of U S WEST or one of its subsidiaries receive no compensation for serving as Directors.

    The U S WEST Stock Incentive Plan provides for the grant to each non-employee Director of up to 2,000 shares of U S WEST common stock. Under the plan, each Director receives 400 shares during each year of service on the Board up to a maximum of five years. Messrs. Dove, Grieve and Williams and Ms. Diaz-Oliver each received 400 shares in 1993.

    Non-employee Directors who retire after serving a minimum of five credited years on the Board are paid each year following retirement, up to their number of years of credited service but in no event more than ten years, a sum equal to their final-year retainer. At the Director's discretion, this amount may be paid in a present value lump sum following retirement.

SECURITIES OWNED BY MANAGEMENT

    The following table sets forth beneficial ownership of shares of U S WEST common stock by each Director, each named Executive Officer, and all Directors and Executive Officers as a group as of December 31, 1993. These shares represent less than one percent of the outstanding shares of U S WEST common stock.

                                                    BENEFICIAL OWNERSHIP
                                             ----------------------------------
                                                             SHARES SUBJECT TO
                                             TOTAL NUMBER        OPTIONS*
                                              OF SHARES     (INCLUDED IN TOTAL)
                                             ------------   -------------------
A. Gary Ames..............................       103,419              67,814
Richard J. Callahan.......................        96,366              69,892
Richard B. Cheney.........................           400
Remedios Diaz-Oliver......................         4,000
Grant A. Dove.............................         2,400
Mary M. Gates.............................         2,003
Allan D. Gilmour..........................         1,000
Pierson M. Grieve.........................         1,200
Shirley M. Hufstedler.....................         6,576
Allen F. Jacobson.........................         5,462 (1)
Charles M. Lillis.........................        40,126              15,000
Richard D. McCormick......................       278,999 (2)          126,959
Marilyn Carlson Nelson....................         1,000
James M. Osterhoff........................        10,028
Frank Popoff..............................         1,500
Glen L. Ryland............................         6,000
Jerry O. Williams.........................         2,200
Daniel Yankelovich........................         8,400
All Directors and Executive Officers (as a
 group)...................................       746,876             377,099

- ------------------------
* shares subject  to acquisition  through exercise  of stock  options within  60 days.
(1) Includes 3,462 shares subject to shared voting and investment power.
(2) Includes 1,030 shares subject to shared voting and investment power.

ELECTION OF DIRECTORS (ITEM A ON PROXY CARD)

    Pursuant to the Articles of Incorporation of U S WEST, the Directors are divided into three classes. Each class of Directors is subject to election by shareholders every three years. Any Director appointed by the Board between annual meetings is subject to election by shareholders at the following annual meeting. The Board has adopted a policy that requires Directors to retire at the annual meeting following the Director's 70th birthday.

    Unless otherwise instructed, the proxies will be voted for the election of the nominee listed below under the heading "Nominee for Election as Director in Class II," and the five nominees listed below under the heading "Nominees for Election as Directors in Class III." If a shareholder returning a proxy does not wish shares to be voted for particular nominees, the shareholder must indicate that wish in the space provided on the proxy card. The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be necessary for the election of any Director. Shares held by broker-dealers as to which beneficial owners have not delivered voting instructions may be voted by such broker-dealers in any director election.

    If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.

    For the six nominees for election as Directors and for the eight Directors whose terms of office do not expire at this Annual Meeting, a brief listing of principal occupations, other major affiliations and ages, follows.

NOMINEE FOR ELECTION AS DIRECTOR IN CLASS II
(TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1996)

    MARILYN CARLSON NELSON, Vice Chair of Carlson Holdings, Inc. since 1991; Senior Vice President, 1988 to 1991. Chair of Citizen's State Bank of Montgomery, Minnesota since 1992 and Citizen's State Bank of Waterville, Minnesota since 1975. Director of Exxon Corporation, First Bank System, Inc. and Carlson Companies, Inc. Elected to the U S WEST Board of Directors on December 4, 1993. Age 54.

NOMINEES FOR ELECTION AS DIRECTORS IN CLASS III
(TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1997)

    ALLAN D. GILMOUR, Vice Chairman of Ford Motor Co.; Executive Vice President of Ford Motor Co. and President, Ford Automotive Group, from March, 1990 to December, 1992; Executive Vice President, Corporate Staffs, from May, 1989 to March, 1990; Executive Vice President, International Automotive Operations, from October, 1987 to May, 1989. Director of Ford Motor Company and Whirlpool Corporation. Director of U S WEST since 1992. Age 59.

    FRANK POPOFF, Chairman and Chief Executive Officer of The Dow Chemical Company since 1992; Chief Executive Officer since 1987. Director of American Express Company, Chemical Financial Corporation, Dow Corning Corporation, and Marion Merrell Dow Inc. Elected to the U S WEST Board of Directors on August 6, 1993. Age 58.

    GLEN L. RYLAND, President of RYCO, Inc. since 1984. Chairman, President and Chief Executive Officer of Frontier Holdings, Inc. from 1980 to 1984. Director of Homestake Mining Co. and RYCO, Inc. Director of U S WEST since 1983. Age 69.

    JERRY O. WILLIAMS, President of Grand Eagle Enterprises, Inc., a private investment group, since May, 1992. Chairman of the Board of The Monotype
Corporation  Plc.  from  December, 1990  to  May, 1992;  Managing  Director from
January, 1990 to May, 1992. President and Chief Operating Officer of AM International, Inc. from 1985 to 1988. Director of ECRM Inc. and Monotype Typography, Inc. Director of U S WEST since 1988. Age 55.

    DANIEL YANKELOVICH, Chairman of the Board of DYG, Inc. since 1985. Director of Loral Corporation and Meredith Corporation. Director of U S WEST since 1983. Age 69.

DIRECTORS IN CLASS I
(THE TERMS OF THESE DIRECTORS DO NOT EXPIRE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1995)

    RICHARD B. CHENEY, Senior Fellow, American Enterprise Institute, since January, 1993. United States Secretary of Defense, March, 1989 to January, 1993; Member, United States House of Representatives, 1979 to 1989. Director of Union Pacific Corporation, IGI Incorporated, Morgan Stanley Group, Inc., and Proctor and Gamble Co. Elected to the U S WEST Board of Directors on February 5, 1993. Age 53.

    REMEDIOS DIAZ-OLIVER, President and Chief Executive Officer of All American Containers, Inc. since November 1991. Chief Executive Officer and President of American International Container, Inc. from 1990 to October 1991; Chief Executive Officer and Executive Vice President from 1977 to 1990. Director of Barnett Banks of South Florida, Avon Products, Inc., The Beacon Council, Greater Miami Chamber of Commerce, National Hispanic Leadership Agenda, American Cancer Society and Jackson Memorial Foundation, University of Miami. Director of U S WEST since 1988. Age 55.

    GRANT A. DOVE, Managing Partner of Technology Strategies and Alliances since 1992. Chairman of the Board and Chief Executive Officer of Microelectronics and Computer Technology Corporation from 1987 to 1992. Executive Vice President of Texas Instruments from 1982 to 1987. Director of Control Data Systems Incorporated, Merit Technologies Incorporated, and Western Company of North America. Director and Chairman of the Board of Optek Technology, Inc. Director of U S WEST since 1988. Age 65.

    SHIRLEY M. HUFSTEDLER, Partner in the law firm of Hufstedler, Kaus & Ettinger since 1981. United States Secretary of Education from 1979 to 1981. Director of Harman International and Hewlett-Packard Co. Director of U S WEST since 1983. Age 68.

DIRECTORS IN CLASS II
(THE TERMS OF THESE DIRECTORS DO NOT EXPIRE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1996)

    MARY M. GATES, Regent of the University of Washington, 1975-1993. Director of First Interstate Bancorp, First Interstate Bank of Washington, Unigard Security Insurance Group, and KIRO, Inc. Director of Pacific Northwest Bell Telephone Company from 1979 to 1988; Director of U S WEST NewVector Group, Inc. from 1990 to 1991. Director of U S WEST since 1992. Age 64.

    PIERSON M. GRIEVE, Chairman of the Board and Chief Executive Officer of Ecolab, Inc. since 1983. Director of St. Paul Companies, Meredith Corporation and Norwest Corporation. Director of U S WEST since 1990. Age 66.

    ALLEN F. JACOBSON, retired. Chairman and Chief Executive Officer of Minnesota Mining & Manufacturing Company from 1986 to 1991. Director of Abbott Laboratories, Alliant Techsystems, Inc., Deluxe Corporation, Minnesota Mining & Manufacturing Corporation, Mobil Corporation, Northern States Power Company, Potlatch Corporation, Prudential Insurance Company, Sara Lee Corporation, Silicon Graphics, Inc., and Valmont Industries, Inc. Director of U S WEST since 1983. Age 67.

    RICHARD D. MCCORMICK, Chairman of the Board since May 1992; President and Chief Executive Officer since 1991; President and Chief Operating Officer from 1986 to 1991. Director of Norwest Corporation and Super Valu Stores, Inc. Director of U S WEST since 1986. Age 53.

                            ------------------------

RATIFICATION OF APPOINTMENT OF AUDITORS (ITEM B ON PROXY CARD)

    The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand, Certified Public Accountants, as independent auditors to make an examination of the accounts of U S WEST for calendar year 1994. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF SUCH APPOINTMENT.

    Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
                            ------------------------

PROPOSALS TO APPROVE EXECUTIVE COMPENSATION PLANS

    THE FOLLOWING COMPENSATION PLANS, TO A LARGE EXTENT, KEEP IN PLACE COMPENSATION ARRANGEMENTS CURRENTLY IN EXISTENCE. THEY MODIFY AND REPLACE EXISTING PLANS TO CONFORM TO NEW TAX LEGISLATION AND TO EMPHASIZE THEIR PERFORMANCE-BASED NATURE.

    The Human Resources Committee of the Board of Directors has reviewed and approved the compensation plans and recommends that shareholders vote for each of them.

    U S WEST 1994 STOCK PLAN. The U S WEST 1994 Stock Plan is being proposed to shareholders to replace the U S WEST, Inc. Stock Incentive Plan which was scheduled to terminate in 1995 and the U S WEST, Inc. 1991 Stock Incentive Plan, a plan that was established for non-executive employees of the Company. In addition, in 1993, Congress adopted legislation that restricts deductibility of compensation over $1 million paid to those executives named in the Company's Annual Proxy Statement to Shareholders unless the compensation is performance-based and the plans under which the compensation is paid are approved by shareholders. Shareholder approval of the proposed plan should permit deductibility under the new tax legislation of compensation attributable to stock options and stock appreciation rights.

    U S WEST EXECUTIVE LONG-TERM INCENTIVE PLAN. The U S WEST Executive Long-Term Incentive Plan is unchanged from the existing long-term performance-based program. Shareholder approval of the proposed plan should permit deductibility under the new tax legislation of compensation costs under the plan.

    U S WEST EXECUTIVE SHORT-TERM INCENTIVE PLAN. The performance-based U S WEST Executive Short-Term Incentive Plan is being proposed as a plan that will apply to those executives listed in the Company's Annual Proxy Statement to Shareholders. Shareholder approval of the proposed plan should permit deductibility under the new tax legislation of compensation costs under the plan. The existing performance-based Short-Term Incentive Plan will continue for other executives.

    On February 4, 1994, the Board of Directors adopted each of these plans, and directed that they be submitted to shareholders at the 1994 Annual Meeting. Approval of these plans will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. The New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners are entitled to vote on management proposals. In the event of a broker non-vote with respect to any of these plans, arising from the absence of authorization by the beneficial owner to vote as to that plan, the proxy will be counted as present for purposes of determining the existence of a quorum but will not be deemed as present and entitled to vote as to that plan for purposes of determining the total number of shares of which a majority is required for adoption.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THESE COMPENSATION PLANS.

U S WEST 1994 STOCK PLAN (ITEM C ON PROXY CARD)

    PURPOSE. The U S WEST 1994 Stock Plan (the "Stock Plan") is intended to promote the long-term success of U S WEST by affording certain eligible employees, executive officers, non-employee directors and certain outside consultants or advisors to the Company with an opportunity to acquire a proprietary interest in the Company, in order to incent such persons and to align the financial interests of such persons with the shareholders of the Company. The Stock Plan is the successor plan to the U S WEST, Inc. Stock Incentive Plan and the U S WEST 1991 Stock Incentive Plan (the "Predecessor Plans"). Upon approval of the Stock Plan by shareholders, no further awards will be made to participants under the Predecessor Plans. Options outstanding under the Predecessor Plans and restricted stock granted under the Predecessor Plans shall be subject to and administered pursuant to the provisions of the Stock Plan, to the extent not inconsistent with the grant of such options and restricted stock under the Predecessor Plans. THE FOLLOWING SUMMARY OF THE STOCK PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE STOCK PLAN AS SET FORTH IN EXHIBIT A.

    ADMINISTRATION. The Stock Plan is to be administered by the Human Resources Committee with respect to officers, executive officers and outside directors, and by a committee of employees appointed by the Human Resources Committee with respect to all other participants. Subject to the provisions of the Stock Plan, the administering committee shall have the authority to (i) determine the individuals to whom Awards (as defined below) will be granted under the Plan and the conditions on which they will be granted; (ii) determine the time when Awards shall be granted, the exercise price of any Award, the period(s) during which Awards shall be exercisable (whether in whole or in part), the restrictions to be applicable to Awards, and the other terms and provisions of Awards; (iii) accelerate the exercisability of any Awards and waive or amend any and all restrictions and conditions of any Awards; and (iv) make all determinations, perform all other acts, exercise all other powers and establish any other procedures it considers necessary, appropriate or advisable in administering the Stock Plan and to maintain compliance with any applicable law.

    DURATION OF STOCK PLAN.   Unless terminated by  the Board of Directors,  the
Stock Plan shall remain in effect for a period of ten (10) years from the date it is approved by the Company's shareholders.

    AWARD LIMITATIONS. U S WEST common stock ("Common Stock") issuable under the Stock Plan shall be subject to the following limitations.

        LIMITATION ON SHARES AVAILABLE UNDER STOCK PLAN. The maximum number of shares of Common Stock that may be granted in any calendar year for all purposes under the Stock Plan shall be three-quarters of one percent (0.75%) of the shares of Common Stock outstanding (excluding shares of such Common Stock held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares of Common Stock available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for any reason, any shares of Common Stock as to which Awards have been granted cease to be subject to exercise or purchase hereunder (other than the exercise of Stock Appreciation Rights (as defined below) for cash), the underlying shares of Common Stock shall thereafter be available for grants under the Stock Plan during any calendar year.

        LIMITATION ON AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The maximum number of shares of Common Stock that shall be subject to the grant of an Award in any calendar year for Awards other than stock options and Stock Appreciation Rights shall not exceed one-third (1/3) of the total number of shares of Common Stock subject to Awards granted under the Stock Plan for such calendar year.

        LIMITATION ON AWARDS TO ANY INDIVIDUAL. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual in any calendar year may not exceed the lesser of (i) 250,000 or (ii) five percent (5%) of the total number of shares of Common Stock with respect to which Awards may be granted under the Stock Plan for the calendar year.

    AWARDS AVAILABLE UNDER STOCK PLAN. The administering committee may make the following types of grants under the Stock Plan, each of which shall be an "Award." One share of U S WEST common stock, no par value, shall be the underlying security for any Award. As of February 28, 1994, the closing price for U S WEST common stock on the New York Stock Exchange was $41.

        STOCK OPTIONS. Stock options shall entitle the optionee to purchase shares of Common Stock. Amounts owed to the Company upon exercise of a stock option shall be payable (i) in cash or by an equivalent means acceptable to the administering committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock already owned by the optionee, or
    (iii) by any combination of (i) and (ii) as the administering committee shall permit. At the discretion of the administering committee, a stock option may or may not be an incentive stock option under the provisions of
    Section 422 of the Internal Revenue Code of 1986, as amended. In no event shall the exercise price of any stock option be less than the fair market value of Common Stock on the date such option is granted. No stock option shall be exercisable after the expiration of ten (10) years from the date such stock option is granted. In the event an optionee surrenders already-owned shares of Common Stock in connection with the exercise of a stock option, the administering committee may, at its sole discretion, authorize a grant of additional stock options ("Reload Options") equal in number to the shares surrendered. Notwithstanding the foregoing, (i) the administering committee shall have the right, at its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option. At the discretion of the administering committee, stock options granted to an optionee who is not an executive officer may include "Dividend Equivalent Rights," which will entitle the optionee to receive upon exercise of the stock options the amount of any dividends that would have been paid on an equivalent number of shares of Common Stock underlying the stock options; any amount so paid, at the discretion of the administering committee, may take the form of Common Stock or cash.

         Tax counsel has advised the Company that an optionee will not realize taxable income upon the granting of a stock option under the Stock Plan, nor would the Company be entitled to a deduction at such time. There will be no realization of taxable income by the optionee upon the exercise of an incentive stock option (if exercised no later than three months after termination of employment). If the optionee sells or otherwise disposes of the Common Stock received upon exercise of the incentive stock option after one year from the exercise date or two years or more from the date of grant of the incentive stock option, any gain or loss on the sale will be treated as long term, and the Company will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the incentive stock option. Upon the exercise of a non-qualified stock option, the optionee will realize compensation income in the amount of the excess of the fair market value of the Common Stock on the day of exercise over the stock option exercise price, and the Company will receive a corresponding deduction. The tax basis of any non-qualified stock option shares of Common Stock received will be the fair market value of such shares on the date the stock option is exercised.

        STOCK APPRECIATION RIGHTS OR "SARS". A Stock Appreciation Right shall entitle the grantee to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the administering committee shall so determine at the time of grant, less than) the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant (or over the option price, if the SAR was granted in tandem with a stock option) multiplied by the number of shares with respect to which the SAR shall have been exercised, with the administering committee having sole discretion to determine the form or forms of payment at the time of grant of the SAR. At the discretion of the administering committee, a SAR may or may not be granted in tandem with a stock option.

        STOCK AWARDS. A Stock Award shall be in the form of shares of Common Stock that, at the sole discretion of the administering committee, may or may not be subject to restrictions.

        PHANTOM UNITS. A Phantom Unit shall be a notional account representing a value equivalent to one share of Common Stock on the date of grant. At the sole discretion of the administering committee, Phantom Units may include Dividend Equivalent Rights that may be paid in cash, shares of Common Stock or additional Phantom Units.

    AWARDS FOR OUTSIDE DIRECTORS. Each individual who serves on the Board of Directors of U S WEST, Inc. but is not otherwise employed by the Company (an "Outside Director") shall be granted 400 shares of Common Stock, without restrictions, on the date of the Annual Meeting of Shareholders following the first anniversary date of such Outside Director's initial appointment to the Board of Directors, and a like amount on each of the next four Annual Meeting dates for a total maximum Award of 2,000 shares of Common Stock. In addition, each Outside Director may elect to receive payment of all or any portion of his or her retainer fees for service on the Board of Directors or any committees thereof in Common Stock. The amount of Common Stock then issuable shall be based on the fair market value of the Common Stock on the dates when such retainer fees are otherwise due and payable to the Outside Director. If the Outside Director so elects, amounts otherwise payable in Common Stock may be deferred, in which event the Outside Director will receive Phantom Units with Dividend Equivalent Rights.

    CHANGE OF CONTROL. Upon the occurrence of a "Change of Control," as that term is defined in the Stock Plan, (i) any Awards not yet exercisable shall become fully exercisable, (ii) restrictions applicable to any Awards shall be deemed lapsed and conditions applicable to any Awards shall be deemed waived, and holders of such Awards shall become immediately entitled to receipt of the Common Stock subject to such Awards, and (iii) the Human Resources Committee, in its sole discretion, shall have the right to accelerate payment of any deferrals of Phantom Units.

    ADJUSTMENT OF SHARES. In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to an Award and the per share price or value thereof shall be appropriately adjusted by the administering committee at the time of such event.

U S WEST EXECUTIVE LONG-TERM INCENTIVE PLAN (ITEM D ON PROXY CARD)

    The U S WEST Executive Long-Term Incentive Plan ("ELTIP") is intended to provide key executives of U S WEST and its subsidiaries with incentive compensation based upon the achievement of long-term corporate objectives. The achievement of these objectives is to be measured by the return on investment derived from ownership of U S WEST common stock. Eligibility under this plan will be limited to individuals who have been placed by the Human Resources Committee in the Company's three highest salary bands, though the Human Resources Committee, at its discretion, may expand the classes of employees eligible for participation. The Company presently employs approximately 80 executives who will be eligible to participate in this plan.

    The ELTIP will succeed the performance-based program that U S WEST implemented in 1990 (the "Performance Program") in connection with the restricted stock feature of the U S WEST, Inc. Stock Incentive Plan. Under the ELTIP, executives will be entitled to receive each year a percentage of an award opportunity that is pre-determined by the Human Resources Committee. The percentage to be received for any given year is based on "Total Shareholder Return," which is the return that shareholders derive over the course of a year from dividends and any increase in the market value of Common Stock, divided by the market value of Common Stock at the beginning of the multi-year performance period. Share price appreciation is derived using the average beginning and end-of-year closing prices of Common Stock for a 20-business-day period commencing ten business days prior to the end of each year. Once Total Shareholder Return, expressed as a percentage, is determined for any year during a multi-year performance period, that percentage, if positive, is multiplied by the pre-determined award opportunity to ascertain the amount of any payout for that year. Owing to the multi-year orientation of this plan, if Total Shareholder Return is negative in any year, no payout would occur for that year, and the negative Total Shareholder Return would have to be offset in the following year(s) before further payouts could occur.

    Payments, if any, under this plan will be in the form of Common Stock; such stock may be restricted or unrestricted, at the discretion of the Human Resources Committee. Shares earned for performance in any given year shall be paid in the first quarter of the following year. A pool of four million shares of Common Stock will be available for issuance over the life of this plan, and the number of shares payable to any executive over the life of this plan shall not exceed 400,000. Should a "change of control," as such term is defined in the ELTIP, occur, Total Shareholder Return shall be calculated as of the date of such change of control, participants shall be immediately entitled to the number of shares calculated on the basis of such Total Shareholder Return, and restrictions applicable to any shares previously issued shall lapse.

    The following table reflects the number of shares that would have been paid for the year ended December 31, 1993 under this plan. As of February 28, 1994, the closing price for such shares on the New York Stock Exchange was $41.

U S WEST EXECUTIVE LONG-TERM INCENTIVE PLAN

NAME AND POSITION                                              NUMBER OF SHARES
- ------------------------------------------------------------   ----------------
RICHARD D. MCCORMICK,.......................................          24,231
  Chairman of the Board, President and Chief Executive
   Officer
A. GARY AMES,...............................................          17,308
  President and Chief Executive Officer of U S WEST
   Communications
CHARLES M. LILLIS,..........................................          17,308
  Executive Vice President and Chief Planning Officer
RICHARD J. CALLAHAN,........................................          17,308
  Executive Vice President, U S WEST & President, U S WEST
   International and Business Development Group
JAMES M. OSTERHOFF,.........................................          17,308
  Executive Vice President and Chief Financial Officer
ALL EXECUTIVE OFFICERS AS A GROUP...........................         130,503
NON-EXECUTIVE OFFICER EMPLOYEE GROUP........................         137,979

THE FOREGOING SUMMARY OF THE ELTIP IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ELTIP AS SET FORTH IN EXHIBIT B.

U S WEST EXECUTIVE SHORT-TERM INCENTIVE PLAN (ITEM E ON PROXY CARD)

    The U S WEST Executive Short-Term Incentive Plan (the "ESTIP") will provide certain officers of the Company with the opportunity to earn annual cash awards based upon the accomplishment of corporate objectives and individual contributions to business results. Eligibility under this plan will be limited to the Chief Executive Officer and any individuals employed by the Company at the end of any calendar year who appear in the Summary Compensation Table of the Company's Annual Proxy Statement to Shareholders for that year.

    Under this plan, participants will be eligible to receive equal shares of a cash bonus pool, provided that the Human Resources Committee will have the authority to reduce the share of any participant. The cash bonus pool will equal one-quarter of one percent (0.25%) of cash provided by operating activities of U S WEST, Inc. and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amount the Human Resources Committee deems appropriate. In the event that the Human Resources Committee elects to reduce the cash bonus pool to an amount that is less than 0.25% of cash provided by operating activities, the amount by which the pool is reduced may, at the Human Resources Committee's sole discretion, be added to the cash bonus pool that is available for any subsequent year or years. In determining the amount to be paid to a participant for any calendar year or other applicable period, the Human Resources Committee will consider a number of performance factors, including, but not limited to, the Company's net income and cash flow, quality indicators, and other operating and strategic results. Any such reduction of a participant's share will not result in an increase of another participant's share. Should a "change of control," as that term is defined in the ESTIP, occur, the period for which the cash bonus pool is established may be reduced, so that the end of such period coincides with the date of the change of control.

    Had the ESTIP been in effect in 1993, the Human Resources Committee has determined that it would have reduced the size of the cash bonus pool and the amounts payable to individual participants so that the participants would have received the same bonus amounts set forth opposite their names for calendar year 1993 in the Summary Compensation Table on p. 14.

THE FOREGOING SUMMARY OF THE ESTIP IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ESTIP AS SET FORTH IN EXHIBIT C.

                            ------------------------

SHAREHOLDER PROPOSALS

    Shareholder proponents have stated that they intend to have the following proposals and supporting statements presented at the Annual Meeting. Approval of any of these proposals requires an affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. The New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners are entitled to vote on shareholder proposals. In the event of a broker non-vote with respect to any of theses proposals, arising from the absence of authorization by the beneficial owner to vote as to that proposal, the proxy will be counted as present for purposes of determining the existence of a quorum but will not be deemed as present and entitled to vote as to that proposal for purposes of determining the total number of shares of which a majority is required for adoption. The adoption of any of the proposals would not, in itself, cause the implementation of the action or policy called for by the proposal, but would simply constitute a recommendation to the Board of Directors.

SHAREHOLDER PROPOSAL NO. 1 (ITEM 1 ON THE PROXY CARD)

    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, owning of record 120 shares of U S WEST common stock, has given notice that she intends to present at the Annual Meeting the following resolution:

       "RESOLVED: "That the shareholders of U.S. West recommend that the Board of Directors take the necessary steps to institute the election of directors ANNUALLY, instead of the stagger system as is now provided."

       "REASONS:   "The great majority of  New York Stock Exchange listed
       corporations elect all their directors each year."

       "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

       "Last  year  the  owners   of  101,687,512  shares,   representing
       approximately 32.2% of shares voting, voted FOR this proposal."

       "If you AGREE, please mark your proxy FOR this resolution."

    THIS PROPOSAL WAS SUBMITTED AT THE LAST FIVE ANNUAL MEETINGS AND WAS SOUNDLY DEFEATED EACH TIME. THE BOARD OF DIRECTORS HAS AGAIN CONSIDERED THE PROPOSAL AND AGAIN RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT.

    The Board of Directors believes that the election of Directors by classes enhances the likelihood of continuity and stability in the Board and its policies. When directors are elected by classes, a change in the composition of a majority of the Board normally requires at least two shareholder meetings, instead of one. Board classification is also intended to encourage any person seeking to acquire control of U S WEST to initiate such an action through arm's length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all shareholders of U S WEST. With a classified Board, it is more likely that a majority of the Directors of U S WEST will have prior U S WEST Board experience, thereby facilitating planning for the business of U S WEST.

SHAREHOLDER PROPOSAL NO. 2 (ITEM 2 ON THE PROXY CARD)

    Mr. John J. Gilbert, 1165 Park Avenue, New York, New York 10128-1210, trustee of family trusts owning of record approximately 1,300 shares of U S WEST common stock and owning of record an additional 44 shares in his name; Mr. Gerald Armstrong, P.O. Box 18546, Capitol Hill Station, Denver, Colorado 80218, owning of record 40 shares of U S WEST common stock; and John C. Henry, 5 East 93rd Street, New York, NY 10128, owning of record 200 shares of U S WEST common stock, have given notice that they intend to present at the Annual Meeting the following resolution:

       "RESOLVED: That the stockholders of US West Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

       "REASONS:   Continued  strong support  along the  lines we suggest
       were [sic] shown at the last annual meeting when 24.8%, owners of 78,263,093 shares, were cast in favor of this proposal.

       A law enacted in California provides that all state pension holding, as well as state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

       Also, the National Bank Act has provided for cumulative voting. Unfortunately, in so many cases companies get around it by forming holding companies without cumulative voting. Thus, with so many banking failures the result is that tax payers have to make up the losses. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in so many cases authorities come in after and say the director or directors were not qualified. So there is no reason why this could not be done for corporations under the SEC and banking authorities.

       Some recommendations have been made to carry out the Valdez 10 points. The 11th should be to have cumulative voting and to end the stagger systems of electing directors, in our opinion.

       Alaska took away cumulative voting, over our objections, when it became a state.

       The past settlement to improve operations of various director committees, in our opinion, proves how important the need for cumulative voting is for the election of directors to be on those committees and to avoid like conditions from arising.

       Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting, and won two awards. In FORTUNE magazine it was ranked second as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." We believe U S West should follow their example.

       If  you  agree,  please  mark  your  proxy  for  this  resolution;
       otherwise it is automatically cast against it, unless you have marked to abstain."

    THIS PROPOSAL WAS SUBMITTED AT THE LAST TWO ANNUAL MEETINGS AND WAS SOUNDLY DEFEATED EACH TIME. THE BOARD OF DIRECTORS HAS AGAIN CONSIDERED THE PROPOSAL AND AGAIN RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT.

    Currently, each Director of U S WEST is elected by the holders of a majority of the U S WEST shares represented and voting at a meeting of shareholders. This method reflects the widely held belief that Directors should be elected for their willingness to serve all shareholders. The Board of Directors believes that cumulative voting can result in the election of Directors by a relatively small group of shareholders. Such Directors tend to represent such group's special interest. This partisanship among Directors and voting on behalf of special interests could interfere with the effectiveness of the Board and could be contrary to the interests of U S WEST and its shareholders as a whole.

                            ------------------------

SHAREHOLDER PROPOSAL NO. 3 (ITEM 3 ON PROXY CARD)

    Dr. Clifford R. Young, P.O. Box 1263, Conifer, Colorado 80433, beneficial owner of approximately 550 shares of U S WEST common stock, has given notice that he intends to present at the Annual Meeting the following resolution:

       "RESOLVED, that the shareholders of the Company recommend that the Board of Directors take all legal steps necessary to ensure that no executive of U S WEST shall have a total compensation package exceeding 10 times the average compensation of the company's employees."

       "Historically, there has been no direct relationship between the profitability of the company and the compensation paid to its executives. U S WEST has justified these exorbitant salaries by pointing to other companies, in other words, "keeping up with the Jones'.

       "Times have changed. To be competitive, companies like U S WEST are reducing costs by laying off lower-paid workers and limiting their wage increases.

       "This has forged a wedge between regular employees and has caused low morale.

       "To meet the competitive threat, companies like U S WEST will need to operate as a team. That's why I am proposing a shift in compensation similar to that of the Japanese. In Japan, executives are paid a much lower compensation package compared to their American counterparts. This approach certainly has not hindered their competitive posture in the global market.

       "By limiting executive compensation at U S WEST to 10 times the average compensation of all employees, morale would increase and the executive group would be more accountable for making profits through layoffs and benefit cuts at lower levels."

    THE BOARD OF DIRECTORS HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT.

    The Board of Directors believes that it would not be in the best interests of the Company or its shareholders to arbitrarily restrict compensation as the proponent recommends.

    Executive Compensation plans are carefully reviewed by the Human Resources Committee, a committee composed of independent, non-employee directors. These plans are designed to attract and retain the quality of leadership that will give U S WEST a competitive advantage and promote its continued success.

    Performance is fundamental to every executive's compensation. As an executive assumes greater responsibility within the organization, more of his or her compensation is tied to the performance of U S WEST's stock. Thus, if shareholders do not benefit from the Company's stock performance, executive compensation suffers accordingly. The Board believes this approach incents leadership behavior and performance that best serve the interests of shareholders. (For a discussion of compensation and its relation to performance, please see the "Report of the Human Resources Committee on Executive Compensation" on p. 17.)

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                         -----------------------------------------------------
                                                                                   AWARDS
                                         ANNUAL COMPENSATION             ---------------------------          PAYOUTS
                                 -----------------------------------     RESTRICTED      SECURITIES   ------------------------
                                                        OTHER ANNUAL       STOCK         UNDERLYING      LTIP      ALL OTHER
   NAME AND PRINCIPAL             SALARY    BONUS       COMPENSATION      AWARD(S)      OPTIONS/SARS   PAYOUTS    COMPENSATION
        POSITION           YEAR    ($)       ($)            ($)             ($)             (#)         ($)(8)       ($)(9)
- -------------------------  ----  --------  --------     ------------     ----------     ------------  ----------  ------------
RICHARD D. MCCORMICK       1993  $700,000  $575,000     $    2,501           0             45,000     $1,038,904  $   57,053
 Chairman of the Board,    1992  $660,000  $495,000     $    3,868           0             35,000     $  431,328  $   53,396
 President and Chief       1991  $660,000  $171,875(2)      --           $  11,970 (4)     83,713     $  184,078      --
 Executive Officer
A. GARY AMES               1993  $467,083  $275,000     $    1,186           0             47,616     $  742,081  $   40,769
 President and Chief       1992  $442,083  $250,000     $    2,026       $  23,984 (5)     52,274     $  308,114  $   36,570
 Executive Officer of U S  1991  $429,230  $ 70,000         --           $  11,970 (4)     39,500     $  120,966      --
 WEST Communications
CHARLES M. LILLIS          1993  $408,750  $275,000     $      160           0             30,000     $  742,081  $   30,342
 Executive Vice President  1992  $372,917  $210,000     $      273           0             20,000     $  308,114  $   28,879
 and Chief Planning        1991  $348,750  $ 70,000         --           $  10,360 (4)     25,000     $   78,891      --
 Officer
RICHARD J. CALLAHAN        1993  $398,750  $235,000     $  214,446  (3)  $  10,813 (7)     25,000     $  742,081  $  161,465
 Executive Vice            1992  $390,000  $200,000     $    4,061           0             20,000     $  308,114  $   28,184
 President, U S WEST &     1991  $367,500  $ 67,969(2)      --           $   4,480 (4)     25,000     $   78,891      --
 President, U S WEST
 International and
 Business Development
 Group
JAMES M. OSTERHOFF (1)     1993  $400,000  $160,000     $   0            $   0             15,000     $  742,081  $   36,193
 Executive Vice President  1992  $400,000  $200,000     $   0            $  19,188 (5)     15,000     $  308,114  $   15,093
 and Chief Financial       1991  $ 33,300    n/a            --           $  38,500 (6)     25,000         0           --
 Officer

- ------------------------------
(1) Mr. Osterhoff was elected Executive Vice President and Chief Financial Officer effective December 6, 1991.
(2) 1991 bonus amounts for Messrs. McCormick and Callahan, respectively, include 5,000 and 1,250 shares of U S WEST stock that were issued in lieu of a cash bonus. As this stock was issued in lieu of cash, it was subject to only a nominal one-day restriction as to sale or transferability.
(3) $139,200 of this amount represents payments on Mr. Callahan's U.K. residence pursuant to his employment contracts.
(4) These amounts represent the portion of payments made in 1991 in shares of U S WEST stock when the U S WEST Executive Perquisite Plan was terminated and portions of the participants' accrued interests were redeemed by the Company for a combination of U S WEST stock and cash. Under the terms of this redemption, Messrs. McCormick, Ames, Lillis, and Callahan received 342, 342, 296 and 128 shares, respectively. As the purpose of these shares was immediately to compensate these individuals for interests already accrued, they were issued subject to a nominal one-day restriction as to sale or transferability.
(5) Messrs. Ames and Osterhoff received 625 and 500 shares of U S WEST common stock, respectively, in December, 1992. These shares were issued partially or wholly in lieu of salary increases, and were subject to a one-year restriction as to sale or transferability. Dividends were paid on these shares during the restricted period.
(6) This amount represents the receipt by Mr. Osterhoff in December, 1991 of 1,000 shares of U S WEST stock. These shares were subject to a nominal one-day restriction as to sale or transferability.
(7) Mr. Callahan received 250 shares of U S WEST stock, in June, 1993, in connection with a salary increase. The shares are subject to a one-year restriction as to sale or transferability, and any dividends that are declared during this restriction period will be paid on these shares.
(8) These shares were paid to participants pursuant to a performance-based program implemented by the Human Resources Committee in 1991 in connection with the restricted stock feature of the Stock Incentive Plan. The payout of restricted shares under this program is determined by the total shareholder return achieved by the Company. For the 1991 performance period, Messrs. McCormick, Ames, Lillis and Callahan, respectively, received 5,355, 3,519, 2,295 and 2,295 shares under this feature of the Stock Incentive Plan, and such shares were subject to a nominal one-day restriction as to sale or transferability. For the 1992 performance period, Messrs. McCormick, Ames, Lillis, Callahan and Osterhoff, respectively, received 10,817, 7,727, 7,727, 7,727 and 7,727 shares, all of which  were  subject  to  a  one-year restriction  period  as  to  sale or transferability and  on which  declared dividends  were paid  during  such restriction  period. For  the 1993 performance  period, Messrs. McCormick,
      Ames, Lillis,  Callahan  and Osterhoff,  respectively,  received,  24,231,
      17,308,  17,308, 17,308 and 17,308  shares, all of which  are subject to a two-year restriction period as to sale or transferability and on which any declared dividends  shall  be paid  during  such restriction  period.  The shares  for the  1993 performance  period were  issued after  December 31,
      1993. At December 31, 1993, Messrs. McCormick, Ames, Lillis, Callahan  and
      Osterhoff  held 10,817, 8,352, 7,727, 7,977 and 8,277 shares still subject to a restriction  as to  sale or transferability  with a  market value  of
      $496,230, $383,148, $354,476, $365,945, and $377,414, respectively.
(9)   These  amounts are attributable  to (1) the  Company matching contribution
      under  the   Deferred  Compensation   Plan,  (2)   the  Company   matching
      contribution  under  the  Savings  Plan for  Salaried  Employees,  (3) the current dollar value of  the remainder of the  premium paid under a  split dollar  insurance arrangement, (4) the amount  paid for the term insurance portion of the  foregoing split-dollar insurance  arrangement, and (5)  in
      Mr.  Callahan's case, a $130,000 foreign  assignment premium paid in 1993.
      The separate components of items (1) through (4) are set forth below.

                                                   YEAR ENDED DECEMBER 31, 1993
                              ----------------------------------------------------------------------
                                  DEFERRED
                                COMPENSATION       SAVINGS PLAN      SPLIT-DOLLAR     TERM PORTION
                                COMPANY MATCH      COMPANY MATCH     PREMIUM VALUE       PREMIUM
                              -----------------  -----------------  ---------------  ---------------
McCormick...................      $  27,139          $   7,861         $  20,975        $   1,078
Ames........................      $  13,527          $   9,827         $  16,916        $     499
Lillis......................      $   8,646          $  11,792         $   9,389        $     515
Callahan....................      $  12,077          $   7,861         $  10,993        $     534
Osterhoff...................      $  12,139          $   7,861         $  15,356        $     837

                                                   YEAR ENDED DECEMBER 31, 1992
                              ----------------------------------------------------------------------
                                  DEFERRED
                                COMPENSATION       SAVINGS PLAN      SPLIT-DOLLAR     TERM PORTION
                                COMPANY MATCH      COMPANY MATCH     PREMIUM VALUE       PREMIUM
                              -----------------  -----------------  ---------------  ---------------
McCormick...................      $  25,600          $   7,629         $  19,142        $   1,025
Ames........................      $  12,240          $   9,536         $  14,314        $     480
Lillis......................      $   9,057          $  11,443         $   7,893        $     486
Callahan....................      $  10,973          $   7,629         $   9,032        $     550
Osterhoff...................      $   0              $   0             $  14,286        $     807

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock options granted to the named executive officers during 1993. The Company employed the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. It should be noted that stock options granted by the Company to its executives are based on competitive market practices and individual performance, and not on theoretical option valuations.

                                                              INDIVIDUAL GRANTS
                                  -------------------------------------------------------------------------
                                                       PERCENT OF
                                     NUMBER OF           TOTAL
                                     SECURITIES       OPTIONS/SARS    EXERCISE
                                     UNDERLYING        GRANTED TO     OR BASE                   GRANT DATE
                                    OPTIONS/SARS      EMPLOYEES IN     PRICE      EXPIRATION      PRESENT
             NAME                  GRANTED (#)(1)     FISCAL YEAR      ($/SH)        DATE        VALUE ($)
- ------------------------------    ----------------    ------------    --------    ----------    -----------
Richard D. McCormick..........            45,000           3.0    %   $  49.125    11/8/03      $  309,150 (3)
A. Gary Ames..................            30,000           2.0    %   $  49.125    11/8/03      $  206,100 (3)
                                          17,616  (2)      1.2    %   $  43.125    12/1/99      $  101,644 (4)
Charles M. Lillis.............            30,000           2.0    %   $  49.125    11/8/03      $  206,100 (3)
Richard J. Callahan...........            25,000           1.7    %   $  49.125    11/8/03      $  171,750 (3)
James M. Osterhoff............            15,000           1.0    %   $  49.125    11/8/03      $  103,050 (3)

- ------------------------------
(1) Except as otherwise noted, these stock options become fully exercisable on the third anniversary of the date of grant.
(2) These stock options become fully exercisable on the first anniversary of the date of grant.
(3) The value reflects the standard application of the Black-Scholes option pricing model, using the following assumptions: volatility, 14.9%; dividend yield, 4.8%; and a risk-free rate of return of 5.6% based on the options being outstanding for ten years, one month.
(4) The value reflects the standard application of the Black-Scholes option pricing model, using the following assumptions: volatility, 14.9%; dividend yield, 4.8%; and a risk-free rate of return of 5.7% based on the options being outstanding for six and one-half years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

                                                NUMBER OF SECURITIES
                        SHARES                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       ACQUIRED                    OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                          ON       VALUE             FY-END (#)                     AT FY-END
                       EXERCISE   REALIZED   ---------------------------   ---------------------------
        NAME             (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------   --------   --------   -----------   -------------   -----------   -------------
Richard D. McCormick   16,040     $344,860      126,959         140,000    $ 1,115,725   $    915,000
A. Gary Ames........   23,960     $254,905       67,814         102,616    $   648,198   $    562,194
Charles M. Lillis...   2,332      $ 27,838       15,000          75,000    $   127,500   $    421,875
Richard J.
Callahan............   12,000     $323,624       69,892          70,000    $ 1,165,223   $    421,875
James M.
Osterhoff...........       0      $      0            0          55,000    $         0   $    396,875

U S WEST PENSION PLANS

    The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the U S WEST Pension Plans based upon the pension plan formula for specified final average annual compensation and specified years of service.

                               PENSION PLAN TABLE

                                                               YEARS OF SERVICE
    FINAL AVERAGE ANNUAL      ----------------------------------------------------------------------------------
        COMPENSATION              15          20          25          30          35          40          45
- ----------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
$ 500,000...................  $  112,500  $  160,000  $  187,500  $  225,000  $  262,500  $  293,750  $  325,000
  600,000...................     135,000     180,000     225,000     270,000     315,000     352,500     390,000
  700,000...................     157,500     210,000     262,500     315,000     367,500     411,250     455,000
  800,000...................     180,000     240,000     300,000     360,000     420,000     470,000     520,000
  900,000...................     202,500     270,000     337,500     405,000     472,500     528,750     585,000
 1,000,000..................     225,000     300,000     375,000     450,000     525,000     587,500     650,000
 1,100,000..................     247,500     330,000     412,500     495,000     577,500     646,250     715,000
 1,200,000..................     270,000     360,000     450,000     540,000     630,000     705,000     780,000
 1,300,000..................     292,500     390,000     487,500     585,000     682,500     763,750     845,000
 1,400,000..................     315,000     420,000     525,000     630,000     735,000     822,500     910,000

"Final average annual compensation," which is calculated as the highest average compensation for 60 consecutive months of the 120 consecutive month period preceding retirement, is based upon compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table. As of December 31, 1993, Messrs. McCormick, Ames, Lillis, Callahan and Osterhoff had 32, 26, 8, 30, and 2 actual years of service, respectively. Mr. Osterhoff is eligible for supplemental credits under an arrangement to which U S WEST agreed at the time of his employment. Mr. Osterhoff was credited with two years of service at the commencement of his employment, and is credited with two additional years of service for each year of service completed. Mr. Lillis is eligible to receive a variable percentage of his final average annual compensation based upon his age at the termination of his employment. The applicable percentage is 22% at age 52 (his present age), and then increases by varying increments from year to year -- i.e., 2% per year through age 54, 9% through age 55, 5% per year through age 58, and 1% per year thereafter.

    Benefits set forth in the preceding table are computed as a straight-life annuity and are subject to deduction for Social Security.

SEVERANCE AND OTHER AGREEMENTS

    U S WEST has entered into severance agreements with certain of its current officers and officers of its subsidiaries, including the named executive officers. Such severance agreements provide compensation and/ or severance benefits to such officers under circumstances following a change of control of U S WEST. A "change in control" is defined in these agreements as (i) the acquisition by a party or certain related parties, directly or indirectly, of twenty percent or more of the Company's voting securities, unless pursuant to a transaction approved by the Board of Directors, (ii) a tender offer, not approved by the Board of Directors, after which the party or certain related parties making the offer own, have acquired, or have accepted for payment twenty percent or more of the Company's voting securities, or after which such parties could own fifty percent or more of the Company's voting securities, (iii) any period of two consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, or (iv) any other event that a majority of the Board of Directors, in its sole discretion, deems to be a change of control. The agreements are effective and are automatically renewed for three-year periods, and are subject to cancellation by the Board of Directors upon not less than 90 days' notice prior to a three-year renewal or prior to a change of control. If an officer's employment ends after a change of control because of death, disability, or for cause or if the officer voluntarily terminates employment, other than as provided in the severance agreement, the officer will get no special severance benefits.

    Severance benefits will be payable immediately upon termination and will consist, with such adjustments as provided for in the agreements, of a sum equal to (i) three times the officer's annual base salary prior to termination; (ii) three times the officer's annual bonus amount under U S WEST's Short Term Incentive Plan; (iii) to the extent not previously paid, a pro rata cash payment of the award amount for which the officer is eligible under the performance share feature of the Stock Incentive Plan in effect immediately preceding the date of termination and (iv) to the extent not previously paid, all other amounts accrued or earned by the officer through the date of termination and otherwise owing under the provisions of the then existing plans, programs or policies of U S WEST. Such severance amounts will be limited to the amount deductible by U S WEST for income tax purposes under the Internal Revenue Code. Special severance benefits will also include, for a period of three years, continued participation in other employee and executive benefit plans as if the officer had continued to be an employee of U S WEST.

    Effective October 1, 1993, the Company assigned Mr. Callahan to the United Kingdom for purposes of keeping him in closer contact with its international operations. In connection with this assignment, Mr. Callahan and the Company have entered into certain employment agreements. These agreements include provisions of the U S WEST Expatriate Personnel Policy, which is designed to preclude undue financial hardship attributable to an international rotation. The agreements provide for (i) a minimum base salary of $405,000, (ii) eligibility for an award opportunity of at least fifty percent (50%) of base salary under the current Short-Term Incentive Plan, until such time as the current Short-Term Incentive Plan is terminated or Mr. Callahan begins participation in a separate short-term plan, (iii) gross-ups of income to compensate for any employment-related  income taxes incurred under the  laws of the United Kingdom,
(iv) additional gross-ups of income to compensate for any non-employment-related income taxes incurred under the laws of the United Kingdom on up to $50,000 of taxable income, (v) a one-time foreign assignment premium of $130,000, (vi) allowances to compensate for cost differentials on goods and services as well as housing, (vii) an indemnity against any loss on the sale of Mr. Callahan's United Kingdom home at the conclusion of his assignment, and (viii) perquisites attributable to Mr. Callahan's foreign assignment, including family travel expenses and financial counseling. The Company has also agreed to make available to Mr. Callahan and his family a U S WEST-leased residence in Denver, Colorado for business and personal visits to the United States. Finally, the agreements include a provision that requires the Company to return Mr. Callahan, upon his repatriation, to a position similar to the one he had prior to his United Kingdom assignment, as well as confidentiality and non-competition provisions that apply in the event that Mr. Callahan's employment with the Company terminates.

REPORT OF HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

    HUMAN RESOURCES COMMITTEE. The Human Resources Committee (the "Committee") is composed entirely of independent outside directors who meet regularly to oversee compensation levels and benefits plans to ensure that such levels and plans are appropriately competitive with the marketplace and aligned with shareholder interests. The Committee submits reports to the full Board of Directors concerning its activities and decisions. None of these non-employee directors have interlocking or other relationships with other boards or the Company that would call into question their independence as Committee members.

    TOTAL COMPENSATION. U S WEST has implemented a total compensation system which includes a base salary structure, as well as various cash and equity-based incentive plans. This system of total compensation is based upon the Company's philosophy of pay-for-performance and is designed to attract and retain high caliber senior executives essential to the Company's long-term prosperity and to focus executive performance toward achievement of annual and long-term strategic goals that the Board believes will enhance shareholder value. This system recognizes the pressures for short-term as well as long-term performance, and attempts to strike an appropriate balance.

    As an executive's level of responsibility increases, greater portions of his or her total compensation opportunity are based on performance incentives and less on base salary, causing greater potential variability in the individual's compensation level from year to year. In addition, the more responsibility assigned to an executive, the greater the mix of compensation shifts to reliance on the value of the Company's stock through equity-based awards.

    BASE SALARY. U S WEST has in place a market-based three-band salary structure for its executive employees. Assignment to one of the three salary bands is based on level of responsibility, scope and impact of decision making, and internal and external comparability. For purposes of comparability and competitive market pricing, the Company utilizes annual executive compensation salary surveys prepared by nationally recognized independent compensation consulting firms. The Company utilizes salary surveys which pertain specifically to the communications industry, as well as surveys of companies of similar size in other industries, and, in general, seeks to set executive salary levels at approximately the mid-range of the survey data. The Committee believes that its competitive market for executive talent is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below. Accordingly, the population of companies the Company surveys for compensation data is broader than the peer group index in the Performance Graph.

    Once senior managers are placed within a salary band and assigned a base salary, salary reviews are generally conducted on an 18 to 24 month cycle. Base salary adjustments may occur at the time of such reviews based upon individual performance results, shifts in job responsibilities, or marketplace changes. Salary bands may be adjusted, when necessary, to reflect shifting economic conditions, executive pay trends and the overall financial condition of the Company.

    During January, 1993, Mr. McCormick's base salary was increased by $40,000, or 6.1%, to $700,000, based on his individual performance and implementation of the Company's more directed strategic focus. Consistent with the 18 to 24 month review cycles discussed above, Mr. McCormick's previous base salary adjustment occurred in January, 1991. On an annualized basis, Mr. McCormick's 1993 base salary increase was approximately 3%. Mr. McCormick will not receive a salary increase in 1994.

    SHORT-TERM INCENTIVE PLAN. The U S WEST Short-Term Incentive Plan (the "STIP") provides each executive officer the potential to earn annual cash awards based upon the accomplishment of corporate objectives and individual contributions to business results. Under the plan, the Committee sets an award opportunity (target and maximum) as a percentage of base salary for each executive officer position. Short term incentive "pools" of cash are determined based upon annual corporate and subsidiary performance targets, which are set by the Board of Directors, and performance against those targets as measured by pre-determined payout matrices. Accordingly, the intent is to have the STIP pools for each year go up or down on a leveraged basis tied to Company performance, thereby providing better than targeted pay for better than expected performance. Individual STIP awards are paid annually from the pools based upon contributions and accomplishment of key individual objectives, and may range from zero to the maximum amount established for each position. The sum total of individual awards paid annually under this plan may not exceed the total amount designated by the Committee for this purpose. The Committee may, at its election, adjust targets or performance results to reflect unusual items which it determines are extraordinary, non-recurring or unrelated to the normal operations of the business and not contemplated at the time the targets were originally established. The Committee also has the discretion to take into account its assessment of the year's results and may adjust a pool downward or upward based upon that assessment.

    In support of the Company's 1993 annual strategic plan, the 1993 STIP performance pool was established based upon accomplishments with respect to the following performance objectives and component weightings: Net Income (35%) and Net Cash Flow (35%) (in each case before giving effect to the impact of certain adjustments which were not contemplated when the targets were established and which were unrelated to normal operations), and Quality (30%). The quality component of the 1993 STIP was measured equally against objectives in the areas of (i) Customer Satisfaction Measurement ("CSM") external survey results, (ii) product and service cycle time improvement initiatives, and (iii) strengthening employee morale and perception of executive leadership as measured by employee survey results. Actual funding of the 1993 executive performance pool for U S WEST, Inc., from which the five named individuals received their STIP awards, reflected better than targeted performance for net income, net cash flow, and quality (other than CSM which was funded at less than target, due to lower performance than target). The Committee exercised its discretion after taking into account its assessment of the 1993 results and adjusted the pool upwards. Distribution of the final pool was based upon Company and individual performance.

    As a result of the Company's performance against these net income, net cash flow, and quality targets, Mr. McCormick received an award of $575,000, or 82.1% of his base salary, under the STIP for 1993.

    If shareholders approve the Executive Short-Term Incentive Plan described on
p. 10, the individuals who participate in that plan will no longer participate in the STIP.

    LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation takes the form of performance-based restricted stock and stock options issued under the U S WEST, Inc. Stock Incentive Plan, a shareholder-approved plan. Consistent with the Stock Incentive Plan, the number of stock options and shares of restricted stock granted, and the terms and conditions on which they are granted, are determined by the Committee.

    The combination of stock options and performance-based restricted stock grants provides a strategic mix of equity-based incentives that (i) focuses performance on the attainment of long-term strategic objectives, (ii) provides incentive to the executives for increasing and sustaining stock price, and (iii) provides an important long-term retention device.

        RESTRICTED STOCK. For the six-year performance period which commenced January 1, 1991, a target number of restricted performance shares of U S WEST stock was set for potential earnout by each executive officer. A portion of such shares may be earned annually based upon total shareholder return. Recipients of restricted stock grants have the rights and privileges of a shareholder with respect to the shares, including the right to vote such shares and receive dividends.

          For purposes of this plan, shareholder return over the six-year performance period is calculated annually as share price appreciation, plus dividends, divided by the share price at the beginning of the six-year performance period. Share price appreciation is derived using the average beginning and end-of-year closing prices of U S WEST stock for a 20-business-day period commencing 10 business days prior to the end of each year. Because of the multi-year orientation of this plan, if total shareholder return is negative during a plan year, no payout would occur for that year, and the negative total shareholder return would need to be offset in the following year(s) before further payouts could occur. Under this formula, total shareholder return for 1993 was 23.1%. This compares to the 1993 return of the Standard and Poor's 500 Stock Index of 7.1% and the 1992 U S WEST return of 10.3%. The shares paid out to participants under this plan for 1993 performance were determined based solely upon total shareholder return and are restricted for two years from the date of issuance.

           Mr. McCormick earned 24,231 shares of restricted stock under the performance share feature of the Stock Incentive Plan for the 1993 plan performance year.

        STOCK OPTIONS. The Committee has generally elected to grant stock options annually. The Company's stock option grants are designed to deliver a market-based percentage of salary, assuming the Company's stock price increases steadily over time, and vary on the basis of each executive's performance and anticipated future contributions. The stock option grants generally fall within a size range which is based upon a ratio of stock options to shares of performance-based restricted stock targeted to be earned over the six-year performance period. Stock options granted during 1993 have an exercise price equal to the market price of the Company's stock on the date of grant, vest 100% after three years, and expire ten years and one month from the date of grant. These options have value for the executives only if the price of the Company's stock appreciates from the date the options were granted. The exercise price is payable by the executive in cash, shares of Company stock, or a combination of cash and shares.

        To encourage senior executives in attaining increased stock ownership in U S WEST, the Committee may, from time to time and at its election, grant additional stock options to an executive who uses already owned shares of Company stock to effect an exercise of stock options. If granted, the new options are equal in number to the shares utilized to exercise the original options, are granted at the current market price, retain the expiration date of the original options, vest after a period of one year, and are automatically canceled if the shares received via the exercise of the original options are sold or otherwise transferred prior to the vesting of the new options.

        Mr. McCormick received a stock option grant of 45,000 shares under the Stock Incentive Plan during 1993. During 1992, Mr. McCormick received a stock option grant of 35,000 shares. The Committee believes that the number of option shares granted to Mr. McCormick during 1993 recognizes not only the successful implementation during the year of important long-term Company strategies, but also provides additional incentive to assure the management of these and other initiatives into the future.

    DEDUCTIBILITY OF COMPENSATION. Effective January 1, 1994, the Internal Revenue Service will generally deny the deduction for compensation paid to certain senior executives to the extent such compensation exceeds $1 million, subject to an exception for "performance-based compensation." One provision required for compensation to be deductible is for the performance-based plan to be approved by shareholders. Accordingly, the Committee has elected to seek shareholder approval of the U S WEST 1994 Stock Plan (see p. 6), the Executive Long-Term Incentive Plan (see p. 9), and the Executive Short-Term Incentive Plan (see p. 10). The Committee expects that all compensation paid under the Executive Short-Term Incentive Plan and the Executive Long-Term Incentive Plan, and all compensation attributable to stock options and stock appreciation rights issued under the U S WEST 1994 Stock Plan, will qualify as performance-based compensation.

    STOCK OWNERSHIP GUIDELINES. To further encourage growth in shareholder value, the Board has established stock ownership guidelines for the senior executives of the Company. These goals were established because the Board believes that a significant level of stock ownership is a powerful influence which puts senior executives and their decision making in close contact with shareholder interests and focuses their attention on managing the Company as owners.

    It is the opinion of the Committee that the aforementioned compensation plan structures provide features which appropriately align the Company's executive compensation with corporate performance and the interests of its shareholders and which offer competitive opportunities in the executive marketplace. We hope that this description and the accompanying tables and graph help you understand further the Company's compensation philosophy and programs.

    U S WEST, Inc. Board of Directors Human Resources Committee:

Remedios Diaz-Oliver              Grant A. Dove
Mary M. Gates                     Frank P. Popoff
Glen L. Ryland

PERFORMANCE GRAPH

    The following graph and chart compare the cumulative total shareholder return on U S WEST common stock, over a five-year period commencing December 31, 1988, to that of Standard & Poor's 500 Stock Index and the "Regional Holding Company Group," which consists of the regional holding companies, excluding U S WEST, that were created upon the divestiture of American Telephone and Telegraph Company of its local telephone operating companies (Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, Nynex Corporation, Pacific Telesis Group, and Southwestern Bell Corporation). In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the Regional Holding Company Group are weighted for market capitalization.

                12/31/88   12/31/89   12/31/90   12/31/91   12/31/92   12/31/93
                --------   --------   --------   --------   --------   --------
USW..........   $ 100.00   $ 146.56   $ 150.18   $ 154.68   $ 165.76   $ 207.94
S&P Index....   $ 100.00   $ 131.59   $ 127.49   $ 166.17   $ 178.81   $ 196.70
RHCs*........   $ 100.00   $ 157.46   $ 150.96   $ 158.99   $ 177.00   $ 206.42

- ------------------------
*     Six RHCs exclusive of U S West.

SOLICITATION OF PROXIES

    The cost of soliciting proxies in the accompanying form will be borne by U S WEST. U S WEST has retained Beacon Hill Associates, Inc. to aid in the solicitation of proxies at a fee of approximately $17,500 plus out-of-pocket expenses. Proxies may also be solicited in person or by telephone or telegram by the Directors, executive officers, and employees of U S WEST, who will not receive additional compensation for such activities.

    Brokers, nominees and other similar record holders will be requested to forward proxy solicitation material to beneficial owners and, upon request, will be reimbursed by U S WEST for their out-of-pocket expenses.

                            ------------------------

SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of U S WEST at 7800 East Orchard Road, Suite 200, Englewood, Colorado 80111, and must be received by November 17, 1994.

FINANCIAL STATEMENTS AVAILABLE

    CONSOLIDATED FINANCIAL STATEMENTS FOR U S WEST AND ITS SUBSIDIARIES ARE INCLUDED IN THE ANNUAL REPORT OF U S WEST FOR 1993. ADDITIONAL COPIES OF THESE STATEMENTS AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993 (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE THEREIN), MAY BE OBTAINED WITHOUT CHARGE FROM THE
TREASURER OF U S WEST, 7800 EAST ORCHARD ROAD, SUITE 200, ENGLEWOOD, COLORADO 80111. THE ANNUAL REPORT ON FORM 10-K IS ALSO ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549, AND THE NEW YORK STOCK EXCHANGE.

Dated: March 17, 1994

                                                                       EXHIBIT A

                                 U S WEST, INC.
                                1994 STOCK PLAN

I.  PURPOSE.

    This 1994 Stock Plan (the "Plan"), is intended to promote the long term success of U S WEST, Inc. (the "Company") by affording certain eligible employees, executive officers, non-employee directors of the Company and its Subsidiaries (as defined below) and certain outside consultants or advisors to the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company, in order to incentivize such persons and to align the financial interests of such persons with the shareholders of the Company.

II.  SUCCESSOR PLAN.

    The Plan is a successor plan to the U S WEST, Inc. Stock Incentive Plan and the U S WEST 1991 Stock Incentive Plan (the "Predecessor Plans"). No further grants of options or restricted stock may be made under the Predecessor Plans. Options outstanding under the Predecessor Plans and restricted stock granted under the Predecessor Plans shall be administered pursuant to the provisions of the Plan, to the extent not inconsistent with the grant of such options and restricted stock under the Predecessor Plans.

III.  DEFINITIONS.

    The following defined terms are used in the Plan:

    A. "Agreement" shall mean the agreement or grant letter accepted by the Participant as described in Section IX. of the Plan between the Company and a Participant under which the Participant receives an Award pursuant to this Plan.

    B. "Award" shall mean individually, collectively or in tandem, an incentive award granted under the Plan, whether in the form of Options, SARs, Stock Awards or Phantom Units.

    C. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

    D. "Change of Control" shall mean any of the following:

        1. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors;

        2. any period of two (2) consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

        3. the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

        4. any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

    E.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    F. "Committee" shall mean the Human Resources Committee or the Employee Benefits Committee or their delegates, as applicable, pursuant to provisions of
Section IV. of the Plan.

    G. "Common Stock" shall mean common stock, no par value, issued by the Company.

    H. "Company" shall mean U S WEST, Inc., a Colorado corporation, and any successor thereof.

    I. "Director Compensation" shall mean all cash or stock remuneration payable to an Outside Director for service to the Company as a director, other than reimbursement for expenses, and shall include retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.

    J. "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any U S WEST disability plan maintained for the benefit of eligible employees of the Company or any Related Entity, provided, however, that in the case of an Incentive Option, "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

    K. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) and its successor promulgated under the Exchange Act.

    L. "Dividend Equivalent Rights" shall mean the right to receive the amount of any dividends that are paid on an equivalent number of shares of Common Stock underlying an Option or Phantom Unit, which shall be payable either in cash or in the form of additional Phantom Units or Stock.

    M. "Effective Date" shall mean the date on which the Plan is approved by the shareholders of the Company.

    N. "Eligible Employee" shall mean any employee of the Company or any Related Entity who the Committee selects to receive an Award and who is so employed on the date of the grant of an Award.

    O. "Eligible Non-Employee" shall mean any consultant or advisor to the Company or any Related Entity, including any member of the State Executive Board(s) of the Company or any Related Entity that the Committee selects to receive an Award.

    P. "Employee Benefits Committee" shall mean a committee of the Company consisting of employees of the Company or any Related Entity appointed by the Human Resources Committee and which shall administer the Plan as provided in
Section IV. hereof.

    Q. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    R. "Executive Officers" shall mean any Officer of the Company or any Related Entity who, at the time of an Award, is subject to the reporting requirements of
Section 16(a) of the Exchange Act.

    S. "Fair Market Value" shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange for the applicable date, or if there were no sales on such date, on the last day on which there were sales.

    T. "Human Resources Committee" shall mean the human resources committee of the Board or any other committee of the Board appointed by the Board to administer the Plan in lieu of the Human Resources Committee, which committee shall consist of no fewer than three (3) persons, each of whom shall be a Disinterested Person.

    U. "Incentive Option" shall mean an incentive stock option under the provisions of Section 422 of the Code.

    V. "Indexed" shall mean the periodic adjustment of an Option Price based upon adjustment criteria determined by the Committee, but in no event shall the Option Price be adjusted to an amount less than the original Option Price.

    W.  "Nonqualified Option" shall mean an  Option which does not qualify under
Section 422 of the Code.

    X. "Officer" shall mean any executive of the Company or any Related Entity who participates in the Company's executive compensation programs.

    Y. "Option" shall mean an option granted by the Company to purchase Common Stock pursuant to the provisions of this Plan, including Incentive Options, Nonqualified Options and Reload Options.

    Z. "Optionee" shall mean a Participant to whom one or more Options have been granted.

    AA. "Option Price" shall mean the price per share payable to the Company for shares of Common Stock upon the exercise of an Option.

    AB. "Outside Director" shall mean an individual not employed by the Company or any Related Entity and who serves on the Board.

    AC.  "Parent Corporation" shall  mean any corporation  within the meaning of
Section 424(e) of the Code.

    AD. "Participant" shall mean an Eligible Employee, Eligible Non-Employee, Executive Officer or Outside Director who is granted an Award.

    AE. "Phantom Unit" shall mean a notional account representing a value equivalent to one share of Common Stock on the Award date.

    AF. "Plan" shall mean the U S WEST, Inc. 1994 Stock Plan.

    AG. "Predecessor Plan" shall mean the U S WEST, Inc. Stock Incentive Plan and the U S WEST 1991 Stock Incentive Plan, as applicable.

    AH. "Related Entity" shall mean any Parent Corporation or Subsidiary of the Company.

    AI. "Reload Option" shall mean the right to receive a further Option for a number of shares equal to the number of shares of Common Stock surrendered by the Optionee upon exercise of the original Option as provided in Section X.E. of the Plan.

    AJ. "Restricted Period" shall mean the period of time from the date of grant of Restricted Stock until the lapse of restrictions attached thereto under the terms of the Agreement granting such Restricted Stock, pursuant to the provisions of the Plan or by action of the Committee.

    AK. "Restricted Stock" shall mean an Award made by the Committee entitling the Participant to acquire, at no cost or for a purchase price determined by the Committee at the time of grant, shares of Common Stock which are subject to restrictions in accordance with the provisions of Section XIII. hereof.

    AL. "Retirement" shall mean (i) with respect to any Eligible Employee, that such person has retired from the Company or any Related Entity and such person is currently eligible to receive a service pension benefit under the U S WEST Pension Plan or a pension benefit under any written agreement or arrangement that the Company or any Related Entity may have entered into with the Eligible Employee and (ii) with respect to any Eligible Non-Employee, that such person no longer provides consulting or advisory services to the Company or any Related Entity.

    AM. "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

    AN. "Stock Appreciation Right" or "SAR" shall mean a grant entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of a grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form or forms of payment at the time of grant of the SAR.

    AO. "Stock Awards" shall mean any Award which is in the form of Restricted Stock and any outright grants of Common Stock approved by the Committee pursuant to the Plan.

    AP. "Subsidiary" shall mean with respect to any Award other than an Incentive Option, any corporation, joint venture or partnership in which the Company owns, directly or indirectly, (i) with respect to a corporation, stock possessing twenty percent (20%) or more of the total combined voting power of all classes of stock in the corporation or (ii) in the case of a joint venture or partnership, the Company possesses a twenty percent (20%) interest in the capital or profits of such joint venture or partnership. In the case of any Incentive Option, Subsidiary shall mean any corporation within the meaning of Section 424(f) of the Code.

    AQ. "Vested" shall mean the status that results with respect to an Option or other Award which may be immediately exercised under the terms of the Agreement granting such Option or other Award, pursuant to the provisions of the Plan or by action of the Committee.

IV.  ADMINISTRATION.

    A. The Plan shall be administered by the Human Resources Committee with respect to Officers, Executive Officers and Outside Directors and by the Employee Benefits Committee with respect to all other Eligible Employees and Eligible Non-Employees. The Human Resources Committee may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. Subject to any such rules, regulations and guidelines adopted by the Human Resources Committee, the Employee Benefits Committee shall have the power to adopt rules, regulations and guidelines to permit such Committee to administer the Plan with respect to Eligible Employees (other than Officers and Executive Officers) and with respect to Eligible Non-Employees.

    B. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such Related Entity whose employees have benefitted from the Plan, as determined by the Committee. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a Related Entity against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

    C. In furtherance of and not in limitation of the Committee's discretionary authority, subject to the provisions of the Plan, the Committee shall have the authority to:

        1. determine the Participants to whom Awards shall be granted and the number of and terms and conditions upon which Awards shall be granted (which need not be the same for all Awards or types of Awards);

        2. establish, in its sole discretion, annual or long-term financial goals of the Company, Related Entity, or division, department, or group of the Company or Related Entity, or individual goals which the Committee shall consider in granting Awards, if any;

        3. determine the satisfaction of performance goals established by the Committee based upon periods of time or any combinations thereof;

        4. determine the time when Awards shall be granted, the Option Price of each Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Awards, and the other terms and provisions of Awards;

        5. modify grants of Awards pursuant to Paragraph D. of this Section IV. or rescind grants of Awards pursuant to Section X.H(v), respectively;

        6. provide the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, the lapse of restrictions on Restricted Stock and the vesting of

    Phantom Units (other than an Incentive Option) to meet the obligation of withholding for income, social security and other taxes incurred by a Participant upon such exercise or required to be withheld by the Company in connection with such exercise;

        7. adopt, modify and rescind rules and regulations and guidelines relating to the Plan;

        8. adopt modifications to the Plan and procedures, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company or a Related Entity operates in order to assure the legality of Awards granted under the Plan to Participants who reside in such countries; and

        9. obtain the approval of the shareholders of the Company with respect to Awards consisting of Phantom Units or Restricted Stock; provided, however, no action shall be proposed to shareholders without the approval of the Board of Directors;

        10. make all determinations, perform all other acts, exercise all other powers and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

    D. The Committee may at any time, in its sole discretion, accelerate the exercisability of any Awards and waive or amend any and all restrictions and conditions of any Awards.

    E. Subject to and not inconsistent with the express provisions of the Plan, the Code and Rule 16b-3 of the Exchange Act, the Committee shall have the authority to require, as a condition to the granting of any Option, SAR or other Award (to the extent applicable) to any Executive Officer of the Company or any Related Entity that the Executive Officer receiving such Option, SAR or other Award agree not to sell or otherwise dispose of such Option, SAR or other Award or Common Stock acquired pursuant to such Option, SAR or other Award (to the extent applicable) or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Option, SAR or other Award (to the extent applicable) or (ii) the date when the other Option Price of such Option, SAR or other Award is fixed, if such Option Price is not fixed at the date of grant of such Option, SAR or other Award.

V.  DECISIONS FINAL.

    Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

VI.  ARBITRATION.

    Any dispute that may arise in connection with the Plan or any Award under the Plan shall be determined solely by arbitration in Denver, Colorado under the rules of the American Arbitration Association. Any claim with respect to an Award must be established by a preponderance of the evidence submitted to the impartial arbitrator. The arbitrator shall have the authority to award the prevailing party damages incurred as a result of any breach, costs, reasonable attorneys' fees incurred in connection with the arbitration, and direct that the non-prevailing party pay the expenses of arbitration. The decision of the arbitrator (i) shall be final and binding; (ii) shall be rendered within ninety
(90) days after the impanelment of the arbitrator; and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1-15, not state law, shall govern the arbitrability of all claims.

VII.  DURATION OF THE PLAN.

    The Plan shall remain in effect for a period of ten (10) years from the Effective Date, unless terminated by the Board pursuant to Section XXI.

VIII.  SHARES AVAILABLE -- LIMITATIONS.

    A. The maximum aggregate number of shares of Common Stock of the Company which may be granted in any calendar year for all purposes under the Plan shall be three-quarters of one percent (0.75%) of the shares of Common Stock outstanding (excluding shares of such Common Stock held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares of Common Stock available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for any reason, any shares of Common Stock as to which Options, SARs, Restricted Stock, or Phantom Units have been granted cease to be subject to exercise or purchase hereunder (other than the exercise of SARs for cash), the underlying shares of Common Stock shall thereafter be available for grants to Participants under the Plan during any calendar year. Awards granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock or (ii) issued shares of Common Stock reacquired by the Company, in each situation, as the Board of Directors or the Committee may determine from time to time at its sole discretion.

    B. The maximum number of shares of Common Stock that shall be subject to the grant of an Award in any calendar year for Awards other than Options or SARs shall not exceed one-third (1/3) of the total number of shares of Common Stock subject to Awards granted under the Plan for such calendar year.

    C. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any calendar year may not exceed the lesser of 250,000 or five percent (5%) of the total number of shares of Common Stock with respect to which Awards may be granted under the Plan for the calendar year.

IX.  GRANT OF AWARDS.

    A. The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem subject to restrictions set forth in Section X.C. for Incentive Options. The types of Awards that may be granted under the Plan are Options, with or without Reload Options, SARs, Stock Awards and Phantom Units, and with respect to Phantom Units and Restricted Stock, with or without Dividend Equivalent Rights.

    B. Each grant of an Award under this Plan shall be evidenced by an Agreement dated as of the date of the grant of the Award, other than Stock Awards consisting of an outright grant of shares of Common Stock. This Agreement shall set forth the terms and conditions of the Award, as may be determined by the Committee, and if the Agreement relates to the grant of an Option, shall indicate whether the Option that it evidences, is intended to be an Incentive Option or a Nonqualified Option. Each grant of an Award is conditioned upon the acceptance by the Participant of the terms of the Agreement. Unless otherwise extended by the Committee, a Participant shall have ninety (90) days from the date of the Agreement to accept its terms.

X.  OPTIONS.

    The Committee, in its sole discretion, may grant Incentive Options or Nonqualified Options to Eligible Employees, Officers and Executive Officers and Nonqualified Options to Eligible Non-Employees. Any Options granted to a Participant under the Predecessor Plan which remain outstanding as of the Effective Date shall be governed by the terms and conditions of the Plan, except to the extent the provisions of the Plan are inconsistent with the terms of the Options granted under the Predecessor Plans, in which event the applicable provisions of the Predecessor Plans shall govern; provided, however, that in no event shall there be a modification of the terms of any Incentive Option granted under the Predecessor Plan. The terms and conditions of the Options granted under this Section X. shall be determined from time to time by the Committee, as set forth in the Agreement granting the Option, and subject to the following conditions:

    A. NONQUALIFIED OPTIONS. The Option Price for each share of Common Stock issuable pursuant to a Nonqualified Option may be an amount at or above the Fair Market Value on the date such Option is granted, may be Indexed from the original Option Price and may be granted with or without Dividend Equivalent Rights; provided, however, that with respect to Nonqualified Options granted to any Executive Officer, no Dividend Equivalent Rights may be granted.

    B. INCENTIVE OPTIONS. The Option Price for each share of Common Stock issuable pursuant to an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date such Option is granted and may be Indexed from the original Option Price.

    C.   INCENTIVE  OPTIONS -- SPECIAL  RULES.   Options granted in  the form of
Incentive Options shall be subject to the following provisions:

        1. GRANT. No Incentive Option shall be granted pursuant to this Plan more than ten (10) years after the Effective Date.

        2. ANNUAL LIMIT. The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which one or more Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan or under any other stock plan of the Company or any Related Entity shall not exceed $100,000 or such other maximum amount permitted under Section 422 of the Code. Any Option purporting to constitute an Incentive Option in excess of such limitation shall constitute a Nonqualified Option.

        3. 10% STOCKHOLDER. If any Optionee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, an individual described in Section 422(b)(6) of the Code, then the following special provisions shall be applicable to the Option granted to such individual:

           (a) the Option Price of shares subject to such Incentive Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

           (b) the Option shall not have a term in excess of (5) years from the date of grant.

    D. OTHER OPTIONS. The Committee may establish rules with respect to, and may grant to Eligible Employees, Options to comply with any amendment to the Code made after the Effective Date providing for special tax benefits for stock options.

    E. RELOAD OPTIONS. Without in any way limiting the authority of the Committee to make Awards hereunder, the Committee shall have the authority to grant Reload Options. Any such Reload Option shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the above,
(i) the Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

    F. TERM OF OPTION. No Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option.

    G. EXERCISE OF STOCK OPTION. Each Option shall be exercisable in one or more installments as the Committee in its sole discretion may determine at the time of the Award and as provided in the Agreement. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option, subject to rules on sequential exercise for Incentive Options pursuant to Paragraph C.2. of this Section X. The Option Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock owned by the Optionee or (iii) by any combination of the above as provided in the Agreement. Shares delivered to the Company in payment of the Option Price shall be valued at the Fair Market Value on the date of the exercise of the Option.

    H.  VESTING.   The Agreement shall  specify the date or  dates on which  the
Optionee may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the Option shall be deemed vested and fully exercisable.

        (i) DEATH. In the event of the death of any Optionee, all Options held by such Optionee on the date of his death shall become Vested Options and the estate of such Optionee, shall have the right, at any time and from time to time within one year after the date of death, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or, in the case of an Incentive Option, one (1) year from the date of death).

        (ii) DISABILITY. If the employment of any Optionee is terminated because of Disability, all Options held by such Optionee on the date of his Disability shall become Vested Options and such Optionee shall have the right, at any time and from time to time within one year after the date of termination, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or one (1) year from the date of Disability in the case of an Incentive Option).

        (iii) RETIREMENT. Upon an Optionee's Retirement (i) all Options held by such Optionee that are not Vested Options shall terminate unless the Committee, in its sole discretion, determines otherwise, and (ii) such Optionee shall have the right, at any time and from time to time within five
    (5) years after the date of his Retirement (but in no event after the expiration date of the Option), to exercise the Vested Options held by such Optionee immediately prior to the time of Retirement.

        (iv) OTHER TERMINATION. If the employment with the Company or a Related Entity of an Optionee is terminated for any reason other than for death or Disability and other than "for cause" as defined in subparagraph
    (v) below, such Optionee shall have the right, in the case of a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the Committee, to exercise any such Vested Option, but in any event not after the expiration date of any such Option.

        (v) TERMINATION FOR CAUSE. Notwithstanding any other provision of the Plan to the contrary, if the Optionee's employment is terminated by the Company or any Related Entity "for cause" (as defined below), such Optionee shall immediately forfeit all rights under his Options except as to the shares of Common Stock already purchased prior to such termination. Termination "for cause" shall mean (unless another definition is agreed to in writing by the Company and the Optionee) termination by the Company because of: (a) the Optionee's willful and continued failure to substantially perform his duties (other than any such failure resulting from the Optionee's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes the Optionee has not substantially performed his duties,
    (b) the willful conduct of the Optionee which is demonstrably and materially injurious to the Company or Related Entity, monetarily or otherwise, or (c) the conviction of the Optionee for a felony by a court of competent jurisdiction.

XI.  FOREIGN OPTIONS AND RIGHTS.

    The Committee may make Awards of Options to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Option by the appropriate foreign governmental entity; provided, however, that no such Award may be granted pursuant to this Section
XI. and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

XII.  STOCK APPRECIATION RIGHTS.

    The Committee shall have the authority to grant SARs to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees either alone or in connection with an Option. SARs granted in connection with an Option shall be granted either at the time of grant of the Option or by amendment to the Option. SARs granted in connection with an Option shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such times and to such extent as the related Option is exercisable. A SAR granted in connection with an Option may be exercised only when the Fair Market Value of the Common Stock of the Company exceeds the Option Price of the related Option. A SAR granted in connection with an Option shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof and to receive from the Company cash and/or shares of Common Stock equal to that number of shares of Common Stock having an aggregate value equal to the excess of (i) the Fair Market Value of one share of Common Stock on the day of the surrender of such Option over (ii) the Option Price per share of Common Stock multiplied by (iii) the number of shares of Common Stock that may be exercised under the Option, or surrendered; provided, however, that no fractional shares shall be issued. A SAR granted singly shall entitle the Participant to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value of a share of Common Stock on the date of the grant of the SAR multiplied by (iii) the number of SARs exercised. Payment of any fractional shares of Common Stock shall be made in cash. A SAR shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant.

XIII.  RESTRICTED STOCK.

    The Committee may, in its sole discretion, grant Restricted Stock to Eligible Employees, Eligible Non-Employees, Officers or Executive Officers subject to the provisions below.

    A. RESTRICTIONS. A stock certificate representing the number of shares of Restricted Stock granted shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote such shares, except that, subject to the provisions of Paragraph B. below, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. The Restricted Period shall lapse upon a Participant becoming Disabled or the death of a Participant. If a Participant ceases to be an employee of the Company or a Related Entity prior to the expiration of the Restricted Period applicable to such shares, except as a result of the death or Disability of the Participant, shares of Restricted Stock still subject to restrictions shall be forfeited unless otherwise determined by the Committee, and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become shares of Common Stock held in the Company's treasury without further action by the Participant.

    B. TERMS AND CONDITIONS. The Committee shall establish the terms and conditions for Restricted Stock pursuant to Section IV. of the Plan, including whether any shares of Restricted Stock shall have voting rights or a right to any dividends that are declared. Terms and conditions established by the Committee need not be the same for all grants of Restricted Stock. The Committee may provide for the restrictions to lapse with respect to a portion or portions of the Restricted Stock at different times or upon the occurrence of different events, and the Committee may waive, in whole or in part, any or all restrictions applicable to a grant of Restricted Stock. Restricted Stock Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the Committee.

    C. DELIVERY OF RESTRICTED SHARES. At the end of the Restricted Period as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered (less any shares delivered pursuant to Section XX.C. in satisfaction of any withholding tax obligation), free of all such restrictions, except applicable securities law restrictions, to the Participant or the Participant's estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's estate, as the case may be. Notwithstanding the foregoing, the Committee may authorize the delivery of the Restricted Stock to a Participant during the Restricted Period, in which event any stock certificates in respect of shares of Restricted Stock thus delivered to a Participant during the Restricted Period applicable to such shares shall bear an appropriate legend referring to the terms and conditions, including the restrictions, applicable thereto.

XIV.  PHANTOM UNITS.

    A. GENERAL. The Committee may, in its sole discretion, grant the right to earn Phantom Units to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees. The Committee shall determine the criteria for the earning of Phantom Units, pursuant to Section IV. of the Plan. Upon satisfaction of such criteria, a Phantom Unit shall be deemed a Vested Award. A Phantom Unit granted by the Committee shall provide for payment in shares of Common Stock. A Phantom Unit shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant. Shares of Common Stock issued pursuant to this Section XIV. may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Phantom Unit shall be entitled to a Dividend Equivalent Right.

    B. UNFUNDED CLAIM. The establishment of Phantom Units under the Plan are unfunded obligations of the Company. The interest of a Participant in any such units shall be considered a general unsecured claim against the Company to the extent that the conditions for the earning of the Phantom Units have been satisfied. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participant, the Company or the Committee.

    C. ISSUANCE OF COMMON STOCK. Upon a Phantom Unit becoming a Vested Award, unless a Participant has elected to defer under Paragraph D. below, shares of Common Stock representing the Phantom Units shall be distributed to the Participant, unless the Committee, with the consent of the Participant, provides for the payment of the Phantom Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

    D. DEFERRAL OF PHANTOM UNITS. Prior to the year with respect to which a Phantom Unit may become a Vested Award, the Participant may elect not to receive Common Stock upon the vesting of such Phantom Unit and for the Company to continue to maintain the Phantom Unit on its books of account. In such event, the value of a Phantom Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

    E. FINANCIAL HARDSHIP. Notwithstanding any other provision hereof, at the written request of a Participant who has elected to defer pursuant to Paragraph
D. above, the Committee, in its sole direction, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize the payment of all or a part of Participant's Vested Phantom Units in a single installment or the acceleration of payment of any multiple installments thereof; provided, however, that distributions will not be made under this paragraph if such distribution would result in liability of an Executive Officer under
Section 16 of the Exchange Act.

    F. DISTRIBUTION UPON DEATH. The Committee shall pay the Fair Market Value of the Phantom Units of a deceased Participant to the estate of the Participant, as soon as practicable following the death of the Participant. The value of the Phantom Units for the purpose of such distribution shall be based upon the Fair Market Value of shares of Common Stock underlying the Phantom Units on the date of the Participant's death.

XV.  STOCK AWARDS TO OUTSIDE DIRECTORS.

    Each Outside Director shall be granted a Stock Award consisting of 400 shares of Common Stock, without restrictions, on the date of the Annual Meeting of the Company's stockholders following the first anniversary date of such Outside Director's initial election to the Board, and a like amount on each of the next four Annual Meeting dates for a total maximum Stock Award of 2,000 shares of Common Stock.

XVI.  OUTSIDE DIRECTOR'S COMPENSATION.

    A. PAYMENT IN COMMON STOCK. Each Outside Director may elect to receive payment of all or any portion of Director Compensation comprised of retainer fees for service on the Board and any committees thereof in Common Stock. The amount of Common Stock then issuable shall be based on the Fair Market

Value of the Common Stock on the dates such retainer fees are otherwise due and payable to the Outside Director. Certificates evidencing such Common Stock shall be delivered promptly following such date. If an Outside Director elects to receive payment of retainer fees in Common Stock as described in this Section XVI.A, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company at least six months in advance of the payment date, and (iii) irrevocable.

    B. DEFERRAL OF PAYMENT. Each Outside Director may elect to defer the receipt of Common Stock payable pursuant to Section XVI.A, in which event such Outside Director shall receive an equivalent number of Phantom Units with Dividend Equivalent Rights. Any such Phantom Units shall become Vested Awards at such time as the Outside Director no longer serves as a member of the Board. If an Outside Director elects to defer receipt of Common Stock and receive Phantom Units pursuant to this Section XVI.B, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company in the year preceding the year in which the Director Compensation would otherwise be paid and at least six months in advance of the date when Common Stock would otherwise be issued, and (iii) irrevocable.

XVII.  FEDERAL SECURITIES LAW.

    With respect to grants of Awards to Executive Officers, the Company intends that the provisions of this Plan and all transactions effected in accordance with Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable, to maintain compliance with such rule.

XVIII.  CHANGE OF CONTROL -- ACCELERATION.

    Upon the occurrence of a Change of Control:

    A. in the case of all outstanding Options and SARs, each such Option and SAR shall automatically become immediately fully exercisable by the Participant;

    B. restrictions applicable to Restricted Stock shall automatically be deemed lapsed and conditions applicable to Phantom Units shall automatically be deemed waived, and the Participants who receive such grants shall become immediately entitled to receipt of the Common Stock subject to such grants; and

    C. the Human Resources Committee, in its discretion, shall have the right to accelerate payment of any deferrals of Vested Phantom Units.

XIX.  ADJUSTMENT OF SHARES.

    A. In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to an Award and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each Participant's economic position with respect to the Award shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

    B. In the event of an acquisition by the Company of another corporation where the Company assumes outstanding stock options or similar obligations of such corporation, the number of Awards available under the Plan shall be appropriately increased to reflect the number of such options or other obligations assumed.

XX.  MISCELLANEOUS PROVISIONS.

    A. ASSIGNMENT OR TRANSFER. No grant of any "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution and except to the extent it is otherwise permissible under the Exchange Act, it being understood that no grant of any "derivative security" shall be assignable or transferable pursuant to a domestic relations order. During the lifetime of a Participant, Awards granted hereunder shall be exercisable only by the Participant, the Participant's guardian or his legal representative.

    B. INVESTMENT REPRESENTATION; LEGENDS. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof.

    No shares of Common Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

    C. WITHHOLDING TAXES. In the case of distributions of Common Stock or other securities hereunder, the Company, as a condition of such distribution, may require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued (except in the case of an Incentive Option), or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

    D.   COSTS AND EXPENSES.   The costs and  expenses of administering the Plan
shall be borne by the Company and shall not be charged against any Award nor to any Participant receiving an Award.

    E. OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    F. EFFECT ON EMPLOYMENT. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Participant and (ii) any Participant to remain in the employ of the Company or any Related Entity.

    G. NONCOMPETITION. Any Agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Related Entity in a form or forms acceptable to the Committee, in its sole discretion.

    H. GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.

XXI.  AMENDMENT OR TERMINATION OF PLAN.

    The Board shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall (i) increase the total number of Awards with respect to Common Stock which may be granted in total or to any single Participant, (ii) to decrease the minimum Option Price in the case of an Incentive Option, or (iii) modify the provisions of the Plan with respect to Incentive Options, unless such amendment is made by or with the approval of the stockholders or unless the Board receives an opinion of counsel to the Company that shareholder approval is not necessary with respect to any modifications relating to Incentive Options. With respect to Awards made to Executive Officers or Outside Directors, no amendment shall be made which either (i) materially increases the benefits accruing to such Executive Officers or Outside Directors, (ii) materially increases the number of such Awards which may be issued under the Plan to Executive Officers or Outside Directors, or (iii) materially modifies the requirements as to eligibility for participation of Executive Officers or Outside Directors in the Plan unless such amendment is made with the approval of stockholders. No amendment, modification, suspension or termination of the Plan shall alter or impair any Awards previously granted under the Plan, without the consent of the holder thereof.

XXII.  ADOPTION OF THE PLAN.

    The Plan shall become effective on the date on which the shareholders approve the Plan by a majority of the votes cast at the 1994 Annual Meeting.

                                                                       EXHIBIT B

                                 U S WEST, INC.
                       EXECUTIVE LONG-TERM INCENTIVE PLAN

                                   SECTION I
                                    PURPOSE

    The purpose of the U S WEST, Inc. Executive Long-Term Incentive Plan (the "Plan") is to provide key executives of U S WEST, Inc. and its subsidiaries (the "Company") with incentive compensation based upon the achievement of long-term corporate objectives. The achievement of these objectives is measured by the return on investment derived from ownership of U S WEST common stock. This Plan succeeds the performance-based program that U S WEST implemented in 1990 (the "Performance Program") in connection with the restricted stock feature of the U S WEST, Inc. Stock Incentive Plan.

                                   SECTION II
                                  ELIGIBILITY

    Individuals eligible to participate in the Company's executive compensation plan shall be eligible to participate in the Plan. At its sole discretion, the Human Resources Committee of the U S WEST, Inc. Board of Directors (the "Committee") may expand participation in the Plan to additional individuals.
Individuals   eligible   to  participate   in   the  Plan   are   herein  called
"participants."

                                  SECTION III
                               PERFORMANCE UNITS

    At the beginning of each performance period (as described in Section IV below), upon the attainment of eligibility for participation in the Plan, and upon such other occasions as the Committee shall determine, the Committee shall assign to a participant "performance units," each of which shall represent an opportunity to receive one share of common stock of U S WEST, Inc. The payment of shares of common stock of U S WEST in connection with performance units shall occur, if at all, only in connection with the performance formula set forth in
Section V.

                                   SECTION IV
                              PERFORMANCE PERIODS

    Each performance period shall have a duration of six calendar years. The initial performance period commenced on January 1, 1991 in connection with the Performance Program and will terminate on December 31, 1996.

                                   SECTION V
                              PERFORMANCE FORMULA

    5.1 PAYMENT OF SHARES. Each year, the total number of performance units granted to a participant will be multiplied by "Total Shareholder Return" to determine the number of shares of U S WEST common stock to be paid to such participant. If any shares are to be paid to a participant, they shall be paid in the first quarter of the year following the year for which Total Shareholder Return has most recently been measured. At the discretion of the Committee, such shares may be unrestricted or subject to a vesting period. If such shares are subject to a vesting period, the participant, subject to Section VI, will not be entitled to certificates representing such shares unless (i) the participant remains an employee of the Company for the full duration of the vesting period or (ii) the Committee waives the vesting period.

    5.2 TOTAL SHAREHOLDER RETURN. Total Shareholder Return is the return that shareholders derive over the course of a year ("TSR Measurement Period") from dividends and any increase in the market value of U S WEST common stock. Share price appreciation is derived using the average beginning and end-of-year closing prices of U S WEST common stock for a 20-business day period commencing ten business days prior to the end of the year. If Total Shareholder Return is negative in any year, no payment would occur for that year, and the negative Total Shareholder Return would have to be offset in the following year(s) before further payouts could occur. The calculation of Total Shareholder Return is illustrated by the following formula:

                                          (A - B) + C
Total Shareholder Return      =                         minus E
                                         -------------
                                               D

where:

  A        =          Average closing share price of U S WEST stock at the conclusion of a TSR Measurement
                      Period.  Average  closing  share  price of  U  S  WEST stock  is  determined  over a
                      20-business day period beginning 10 business days prior to the end of each year
  B        =          Average closing share price of U S WEST stock at the beginning of a TSR  Measurement
                      Period.  Average  closing  share  price of  U  S  WEST stock  is  determined  over a
                      20-business day period beginning 10 business days prior to the end of each year
  C        =          Dividends
  D        =          Average closing price of U  S WEST stock for a  20-day business period beginning  10 business  days prior  to the end  of the  year that precedes  the first  year of the six-year performance period
  E        =          Negative Total Shareholder Return,  if any, from  any prior year that  is yet to  be offset on a cumulative basis by positive Total Shareholder Return

    5.3   TAXATION.   Any shares paid pursuant  to this Plan  are taxable at the time they are paid unless they are subject to a vesting period. Shares subject to a vesting period are taxable when the vesting period lapses.

    5.4 SHARES AVAILABLE; MAXIMUM PAYOUT. The maximum aggregate number of shares of U S WEST common stock that may be granted over the life of this Plan is four million. No participant will be entitled to receive more than 400,000 shares of U S WEST common stock over the life of this Plan.

                                   SECTION VI
                           SPECIAL DISTRIBUTION RULES

    6.1 DEATH OR LONG-TERM DISABILITY. If termination of a participant's employment occurs during any year by reason of death or long-term disability (as determined under the provisions of the U S WEST Disability Plan maintained for participants), (i) any vesting period applicable to stock theretofore issued under the Plan shall immediately lapse, and (ii) the performance units of such participant used in connection with the formula described in Section V shall be reduced pro rata based on the number of months remaining in the year following the month of termination and any shares of U S WEST common stock payable to the participant or his or her estate shall then be calculated and paid pursuant to the provisions of Section V. Any shares payable pursuant to this Subsection 6.1 shall not be subject to a vesting period.

    6.2 CHANGE OF CONTROL. Notwithstanding any other provision of this Plan, in the event of a Change of Control, as defined below, the following shall occur:

        (a) Total Shareholder Return shall be calculated as if the end of the TSR Measurement Period were the date of the Change of Control;

        (b) Each participant's performance units shall be multiplied by such Total Shareholder Return;

        (c) Each participant shall be immediately paid the number of U S WEST shares that results in his or her case from the foregoing calculation. Such shares shall not be subject to a vesting period; and

        (d) Any vesting period applicable to stock theretofore issued under the Plan shall immediately lapse.

    For purposes of this Plan, a "Change of Control" shall mean any of the following:

           (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the U S WEST Board of Directors;

           (ii) any period of two (2) consecutive calendar years during which there shall cease to be a majority of the U S WEST Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nominations for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (iii) the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

           (iv) any other event that a majority of the U S WEST Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

    6.3 OTHER TERMINATION. In the event of any other termination of employment of a participant, the performance units of such participant shall immediately terminate and no payments of U S WEST common stock shall thereafter be made, unless the Committee, in its sole discretion, determines otherwise.

                                  SECTION VII
                              ADJUSTMENT OF SHARES

    In the event there is any change in the common stock of U S WEST by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number of performance units or the number or kind of shares or interests subject to performance units and the price per share or value thereof shall be appropriately adjusted by the Committee at or about the time of such event, provided that each participant's position with respect to performance units or shares or other interests payable under this Plan shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional performance units, shares or other interests resulting from such adjustment shall be rounded up to the next whole performance unit, share or other interest, as the case may be.

                                  SECTION VIII
                            MISCELLANEOUS PROVISIONS

    8.1 ASSIGNMENT OR TRANSFER. No performance units shall be assignable or transferable by a participant.

    8.2 SECURITIES LAW COMPLIANCE. No shares of U S WEST common stock shall be issued under this Plan until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for common stock as it deems appropriate.

    8.3 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any participant.

    8.4 OTHER INCENTIVE PLANS. The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    8.5 EFFECT ON EMPLOYMENT. Nothing contained in this Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any participant except to the extent specifically provided herein or therein. Nothing contained in this Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, any obligation on (i) the Company to continue the employment of any participant and (ii) any participant to remain in the employ of the Company.

    8.6 AMENDMENT OF PLAN. The U S WEST Board of Directors shall have the right to amend, modify, suspend or terminate this Plan at any time, provided that, in the case of participants who are subject to Section 16(a) of the Exchange Act, no amendment shall be made which (i) materially increases the benefits accruing to such participants, (ii) materially increases the number of shares of common stock that may be issued under this Plan, or (iii) materially modifies the requirements as to eligibility for such participants, unless such amendment is made by or with the approval of shareholders.

    8.7 FEDERAL SECURITIES LAW. With respect to grants of U S WEST common stock to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company intends that the provisions of this Plan and all transactions effected in accordance with the Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable to maintain compliance with such rule.

    8.8 ARBITRATION. Any dispute that may arise in connection with this Plan or any issuance of stock under this Plan shall be determined solely by arbitration in Denver, Colorado under the rules of the American Arbitration Association. Any claim with respect to any benefit under this Plan must be established by a preponderance of the evidence submitted to the impartial arbitrator. The arbitrator shall have the authority to award the prevailing party damages incurred as a result of any breach, costs, reasonable attorneys' fees incurred in connection with the arbitration, and direct that the non-prevailing party pay the expenses of arbitration. The decision of the arbitrator (i) shall be final and binding; (ii) shall be rendered within ninety
(90) days after the impanelment of the arbitrator; and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1-15, not state law, shall govern the arbitrability of all claims.

    8.9 ADMINISTRATION. The Plan shall be administered by the Committee, which may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subject by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

    8.10   GOVERNING LAW.   This Plan  and actions taken  in connection herewith
shall be governed and construed in accordance with the laws of the State of Colorado.

                                   SECTION IX
                              ADOPTION OF THE PLAN

    This Plan shall become effective on the date on which it is approved by shareholders of U S WEST, Inc.

                                                                       EXHIBIT C

                                 U S WEST, INC.
                      EXECUTIVE SHORT-TERM INCENTIVE PLAN

                                   SECTION 1
                                    PURPOSE

    The purpose of the U S WEST, Inc. Executive Short-Term Incentive Plan (the "Plan") is to provide key executives of U S WEST, Inc. and its subsidiaries (the "Company") with incentive compensation based upon the achievement of established performance goals.

                                   SECTION 2
                                  ELIGIBILITY

    Eligibility for the Plan is limited to the Chief Executive Officer of U S WEST, Inc. and any individuals employed by the Company (at the end of any calendar year) who appear in the Summary Compensation Table of the Company's Proxy Statement to Shareholders for that year. The Human Resources Committee of the U S WEST Board of Directors (the "Committee") shall certify eligibility for participation. Individuals eligible to participate in the Plan are herein called "Participants."

                                   SECTION 3
                                     AWARDS

    Participants will be eligible to receive equal shares of a cash bonus pool established annually, as described in Section 5, provided that the Committee shall have the authority to reduce the share of any participant to the extent it deems appropriate. Any such reduction of a participant's share will not result in an increase of another participant's share.

                                   SECTION 4
                              PERFORMANCE PERIODS

    Each performance period ("Period") shall have a duration of one calendar year, commencing on January 1, and terminating on December 31.

                                   SECTION 5
                              PERFORMANCE FORMULA

    5.1 At the end of each Period the Committee will certify the amount of the cash bonus pool pursuant to Section 5.2.

    5.2 The cash bonus pool for any Period will be 0.25% (one-quarter of one percent) of Cash Provided by Operating Activities for U S WEST, Inc. and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amount that the Committee deems appropriate. In the event that the Committee elects to reduce the cash bonus pool to an amount that is less than 0.25% of Cash Provided by Operating Activities, the amount by which the pool is reduced may, at the Committee's sole discretion, be added to the cash bonus pool that is available for any subsequent Period or Periods.

    5.3 A Participant's share of the cash bonus pool shall be calculated by dividing the amount of the cash bonus pool by the number of participants in the Plan. The Committee shall have the authority to reduce any participant's share of the cash bonus pool to the extent it deems appropriate. In determining the amount to be paid to a participant for any Period, the Committee will consider a number of performance factors, including, but not limited to, the Company's net income and cash flow, quality indicators, and other relative operating and strategic results.

    5.4 Shares of the cash bonus pool will be paid in the year following the completion of the performance period.

                                   SECTION 6
                           SPECIAL DISTRIBUTION RULES

    6.1  CHANGE OF CONTROL.   Notwithstanding any other provision of this  Plan,
in the event of a Change of Control, as defined below, the following shall occur:

        (a) The cash bonus pool shall be calculated as if the end of the Period were the date of the Change of Control;

        (b) Each Participant's share of the cash bonus pool shall be determined subject to Section 5.3; and

        (c) Each Participant shall be immediately paid his or her share of the cash bonus pool that results from the foregoing calculation.

    For purposes of the Plan, a "Change of Control" shall mean any of the following:

        (i) Any "person" (as such term is used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the U S WEST Board of Directors;

        (ii) Any period of two (2) consecutive calendar years during which there shall cease to be a majority of the U S WEST Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors any new director(s) whose election by the Board of Directors or nominations for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

       (iii) the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

        (iv) Any other event that a majority of the U S WEST Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

    6.2 SPECIAL CIRCUMSTANCES. If, prior to a distribution from the cash bonus pool, a participant (i) is discharged by the Company, (ii) is demoted, or (iii) becomes associated with, employed by or renders services to, or owns a material interest in any business that is competitive with the Company, the Committee shall have the authority to (a) reduce or cancel payments that would otherwise be paid from the cash bonus pool, (b) permit continued participation in the Plan or an early distribution therefrom, or (c) any combination of the foregoing.

                                   SECTION 7
                            MISCELLANEOUS PROVISIONS

    7.1   ASSIGNMENT  OR  TRANSFER.   No  opportunity  shall  be  assignable  or
transferable by a participant.

    7.2 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any participant.

    7.3 OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    7.4 EFFECT ON EMPLOYMENT. Nothing contained in this Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any participant except to the extent specifically provided herein or therein. Nothing contained in this Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, any obligation on (i) the Company to continue the employment of any participant and (ii) any participant to remain in the employ of the Company.

    7.5 PENSION FORMULA. Unless otherwise prohibited by the Committee, awards under the Plan shall be used to compute a pension amount in the U S WEST Executive Non-Qualified Pension Plan and will be used to calculate coverage in the U S WEST Executive Life Insurance Program (if such coverage is elected). Awards shall not be considered compensation for purposes of the U S WEST Savings Plan/ESOP.

    7.6 TAXATION. The Company shall have the right to deduct from any award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

    7.7 AMENDMENT OF PLAN. The U S WEST Board of Directors shall have the right to suspend or terminate this Plan at any time and may amend or modify the Plan prior to the beginning of any Period.

                                   SECTION 8
                              PLAN ADMINISTRATION

    8.1 COMMITTEE AUTHORITY DELEGATION. The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. The Committee may designate Company employees to act in its behalf to engage in daily administration of the Plan. The Committee or its designee may administer the Plan in all respects including the proration or adjustment of awards in the case of retirements, terminations, entrance to or exit from a level of management, changes in base salary, dismissal or death and other conditions as appropriate.

    8.2 GOVERNING LAW. The Plan shall be governed by the laws of the state of Colorado and applicable federal law.

    8.3 COMMITTEE RELIANCE. The Committee, in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and other entities and of counsel, public accountants and other professional expert persons.

                                   SECTION 9
                               CLAIMS AND APPEALS

    9.1   COMMITTEE  PROCEDURE.    Claims  and  appeals  will  be  processed  in
accordance with the following procedures:

        (a) Any claim under the Plan by a participant or anyone claiming through a participant shall be presented to the Committee.

        (b) Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of denial, submit to the Committee a written request for review of the decision denying the claim.

        (c) The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

    9.2 ARBITRATION. Any dispute that may arise in connection with this Plan shall be determined solely by arbitration in Denver, Colorado under the rules of the American Arbitration Association. Any claim with respect to any benefit under this Plan must be established by a preponderance of the evidence submitted to the impartial arbitrator. The arbitrator shall have the authority to award the prevailing party damages incurred as a result of any breach, costs, reasonable attorneys' fees incurred in connection with the arbitration, and direct that the non-prevailing party pay the expenses of arbitration. The decision of the arbitrator (i) shall be final and binding; (ii) shall be rendered within ninety (90) days after the impanelment of the arbitrator; and
(iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. SectionSection1-15, not state law, shall govern the arbitrability of all claims.

                                   SECTION 10
                              ADOPTION OF THE PLAN

    This Plan shall become effective on the date on which it is approved by shareholders of U S WEST, Inc.

[LOGO]                                                                PROXY CARD
              ----------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1994.

The undersigned hereby appoints Mary M. Gates, Pierson M. Grieve and Allen F. Jacobson, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in U S WEST, Inc. at the Annual Meeting to be held at the Peter Kiewit Conference Center in Omaha, Nebraska, beginning at 10:00 a.m., on May 6, 1994, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Your vote for the election of Directors may be indicated on the reverse. The nominee for Class II is Marilyn Carlson Nelson, and the nominees for Class III are Allan D. Gilmour, Frank Popoff, Glen L. Ryland, Jerry O. Williams, and Daniel Yankelovich.

To vote your shares for all Director nominees, mark the "For" box on item "A." To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.
- --------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
- --------------------------------------------------------------------------------

A.     Election of Directors in Class II and Class III                           For / /    Withhold / /    For All Except* / /
       *Exceptions:
       ----------------------------------------------------------------------
B.     Ratification of Auditors                                                  For / /    Against / /         Abstain / /
C.     Approval of U S WEST 1994 Stock Plan                                      For / /    Against / /         Abstain / /
D.     Approval of U S WEST Executive Long-Term Incentive Plan                   For / /    Against / /         Abstain / /
E.     Approval of U S WEST Executive Short-Term Incentive Plan                  For / /    Against / /         Abstain / /

- --------------------------------------------------------------------------------
    DIRECTORS RECOMMEND A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING
- --------------------------------------------------------------------------------

 1.    Elimination of Classified Board                                           For / /    Against / /         Abstain / /
 2.    Initiation of Cumulative Voting                                           For / /    Against / /         Abstain / /
 3.    Limitation on Compensation                                                For / /    Against / /         Abstain / /

                                           Date __________________________, 1994
                                           Sign here as name(s) appears
                                           X____________________________________
                                           X____________________________________
                                           Please sign this proxy and return
                                           promptly whether or not you plan to
                                           attend the Annual Meeting.